The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-866-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

$974,187,000 (Approximate)

FIRST FRANKLIN MORTGAGE LOAN TRUST,

SERIES 2006-FF10

SENIOR/SUBORDINATE CERTIFICATES

Available Funds Floaters

No Hard Cap – Act/360 – No Delay

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change.  The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities.  This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued.  In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance.  As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials.  Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials.  If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery.  However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

To 5% Call
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(S&P/Moody’s/Fitch)
A1(4)	118,045,000	1M LIBOR	2.20	1-101	17.95%	TBD	7/25/2036	AAA/Aaa/AAA
A2(5)	219,497,000	1M LIBOR	0.78	1-20	17.95%	TBD	7/25/2036	AAA/Aaa/AAA
A3(5)	54,261,000	1M LIBOR	2.00	20-28	17.95%	TBD	7/25/2036	AAA/Aaa/AAA
A4(5)	73,031,000	1M LIBOR	3.56	28-68	17.95%	TBD	7/25/2036	AAA/Aaa/AAA
A5(5)	69,531,000	1M LIBOR	7.41	68-101	17.95%	TBD	7/25/2036	AAA/Aaa/AAA
A6(5)	200,000,000	1M LIBOR	1.02	1-28	17.95%	TBD	7/25/2036	AAA/Aaa/AAA
A7(5)	73,031,000	1M LIBOR	3.56	28-68	17.95%	TBD	7/25/2036	AAA/Aaa/AAA
M1	33,949,000	1M LIBOR	4.92	44-101	14.50%	TBD	7/25/2036	AA+/Aa1/AA+
M2	29,521,000	1M LIBOR	4.83	42-101	11.50%	TBD	7/25/2036	AA/Aa2/AA
M3	17,221,000	1M LIBOR	4.77	41-101	9.75%	TBD	7/25/2036	AA-/Aa3/AA-
M4	15,252,000	1M LIBOR	4.74	40-101	8.20%	TBD	7/25/2036	A+/A1/A+
M5	14,268,000	1M LIBOR	4.72	39-101	6.75%	TBD	7/25/2036	A/A2/A
M6	13,284,000	1M LIBOR	4.70	38-101	5.40%	TBD	7/25/2036	A-/A3/A-
M7	12,792,000	1M LIBOR	4.65	38-101	4.10%	TBD	7/25/2036	BBB+/Baa1/BBB+
M8	9,840,000	1M LIBOR	4.55	38-93	3.10%	TBD	7/25/2036	BBB/Baa2/BBB
M9	5,412,000	1M LIBOR	4.43	37-84	2.55%	TBD	7/25/2036	BBB-/Baa3/BBB-
B1	5,412,000	1M LIBOR	4.30	37-78	2.00%	TBD	7/25/2036	BB+/Ba1/BB+
B2	9,840,000	1M LIBOR	3.96	37-70	1.00%	TBD	7/25/2036	BB/Ba2/BB

To Maturity
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(S&P/Moody’s/Fitch)
A1(4)	118,045,000	1M LIBOR	2.28	1-173	17.95%	TBD	7/25/2036	AAA/Aaa/AAA
A2(5)	219,497,000	1M LIBOR	0.78	1-20	17.95%	TBD	7/25/2036	AAA/Aaa/AAA
A3(5)	54,261,000	1M LIBOR	2.00	20-28	17.95%	TBD	7/25/2036	AAA/Aaa/AAA
A4(5)	73,031,000	1M LIBOR	3.56	28-68	17.95%	TBD	7/25/2036	AAA/Aaa/AAA
A5(5)	69,531,000	1M LIBOR	8.25	68-174	17.95%	TBD	7/25/2036	AAA/Aaa/AAA
A6(5)	200,000,000	1M LIBOR	1.02	1-28	17.95%	TBD	7/25/2036	AAA/Aaa/AAA
A7(5)	73,031,000	1M LIBOR	3.56	28-68	17.95%	TBD	7/25/2036	AAA/Aaa/AAA
M1	33,949,000	1M LIBOR	5.10	44-141	14.50%	TBD	7/25/2036	AA+/Aa1/AA+
M2	29,521,000	1M LIBOR	4.98	42-134	11.50%	TBD	7/25/2036	AA/Aa2/AA
M3	17,221,000	1M LIBOR	4.90	41-127	9.75%	TBD	7/25/2036	AA-/Aa3/AA-
M4	15,252,000	1M LIBOR	4.85	40-121	8.20%	TBD	7/25/2036	A+/A1/A+
M5	14,268,000	1M LIBOR	4.79	39-116	6.75%	TBD	7/25/2036	A/A2/A
M6	13,284,000	1M LIBOR	4.74	38-109	5.40%	TBD	7/25/2036	A-/A3/A-
M7	12,792,000	1M LIBOR	4.65	38-102	4.10%	TBD	7/25/2036	BBB+/Baa1/BBB+
M8	9,840,000	1M LIBOR	4.55	38-93	3.10%	TBD	7/25/2036	BBB/Baa2/BBB
M9	5,412,000	1M LIBOR	4.43	37-84	2.55%	TBD	7/25/2036	BBB-/Baa3/BBB-
B1	5,412,000	1M LIBOR	4.30	37-78	2.00%	TBD	7/25/2036	BB+/Ba1/BB+
B2	9,840,000	1M LIBOR	3.96	37-70	1.00%	TBD	7/25/2036	BB/Ba2/BB

(1)

Subject to a permitted variance of + 5% in the aggregate.

(2)

The Certificates will be priced assuming a prepayment speed equal to 30% CPR.

(3)

Initial Credit Enhancement includes overcollateralization of approximately 1.00%.

(4)

The Class A1 Certificates are the Senior Certificates of Group 1.

(5)

The Class A2, A3, A4, A5, A6 and A7 Certificates are the Senior Certificates of Group 2.

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision.  Before you invest, you should read the prospectus dated June 2, 2006 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco)  conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  See the information in the legend below to learn how to get these documents.

Risk Factors

The Class A1, A2, A3, A4, A5, A6, A7, M1, M2, M3, M4, M5, M6, M7, M8 and M9 Certificates will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the prospectus dated June 2, 2006.

Principal Payment Priority

On the Business Day prior to each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment due to the Swap Counterparty and remaining unpaid (after application of interest received or advanced for this purpose on such Distribution Date), will be deposited into the Swap Account and paid as described in the Swap Account Payment Priority, to be paid from each of Group 1 and Group 2 in proportion to the aggregate collateral balance of each group and then from the unrelated group, to the extent unpaid. Any funds remaining will be paid on each Distribution Date in the following order of priority:

I.

Prior to the Stepdown Date, or whenever a Trigger Event is in effect:

1)

Concurrently, to the Senior Certificates:

A.

All principal from Group 1 will be paid to the Class A1 Certificates, until reduced to zero;

B.

All principal from Group 2 will be paid to the Class A2, Class A3, Class A4, Class A5, Class A6 and Class A7 Certificates in the following order of priority:

(i)

Concurrently, in proportion to their outstanding principal balance:

(a)

To the Class A2 and Class A3 Certificates, sequentially and in that order, until each such class has been reduced to zero;

(b)

 To the Class A6 Certificates until reduced to zero; and

(ii)

To the Class A4 and Class A7 Certificates, pro rata,  in proportion to their outstanding principal balance, until each such class has been reduced to zero;

(iii)

To the Class A5 Certificates, until reduced to zero.

C.

If the Senior Certificates related to one group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until all the Senior Certificates have been reduced to zero; and

2)

Any remaining principal will be paid to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, until each such class has been reduced to zero.

II.

On or after the Stepdown Date and as long as a Trigger Event is not in effect:

1)

All principal from each group will be allocated to the related Senior Certificates, to be paid as described in (I)(1) above; provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate;

2)

If the Senior Certificates related to one group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate; and

3)

All remaining principal will be allocated to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, until the Credit Enhancement behind each such class is equal to two times the related initial credit enhancement percentage.

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date in which the Class Principal Amount of each of the Senior Certificates has been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to 35.90% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th distribution date.

Interest Payment Priority

The “Interest Rate” for the Class A1, A2, A3, A4, A5, A6, A7, M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates  (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the applicable Net Funds Cap (as defined herein).  Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on June 25, 2006, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest received or advanced on each Distribution Date (or the Business Day prior to each Distribution Date in the case of payments pursuant to (2) and (3) below) will be allocated in the following priority:

(1)

To pay Servicing Fees;

(2)

To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment owed to the Swap Counterparty pursuant to the swap agreement, to be paid from Group 1 and Group 2 Interest in an amount proportionate to the aggregate collateral balance of the related Group;

(3)

To deposit into the Swap Account any Net Swap Payment or any swap termination payment owed to the Swap Counterparty pursuant to the swap agreement, from the unrelated Group, to the extent not paid above;

(4)

To pay Current Interest and Carryforward Interest to the Class A1 Certificates from Group 1 Interest;

(5)

To pay Current Interest and Carryforward Interest to the Class A2, A3, A4, A5, A6 and A7 Certificates from Group 2 Interest, on a pro rata basis, based on interest entitlements of each such class;

(6)

To pay Current Interest and Carryforward Interest to the Senior Certificates from the unrelated group, on a pro rata basis, based on interest entitlements of each such class, to the extent not paid above;

(7)

To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order;

(8)

To pay the Credit Risk Manager Fee;

(9)

To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Trust Agreement;

(10)

Any interest remaining after the application of (1) through (9) above will be deemed excess interest for such Distribution Date and will be distributed as principal, according to the principal distribution rule in effect for such Distribution Date, as needed to maintain the Overcollateralization Target;

(11)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates any Deferred Amounts;

(12)

To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

(13)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts; and

(14)

To pay remaining amounts to the holder of the Class X Certificates.

Interest Rate Swap Agreement

The 59-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the Trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The Trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement.  Payments on both legs of the swap are calculated on an actual/360 basis.  The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)
1	0	0.00	31	169,450,000	5.51
2	945,043,000	5.44	32	158,429,000	5.52
3	916,757,000	5.52	33	149,474,000	5.53
4	889,307,000	5.53	34	142,094,000	5.53
5	862,668,000	5.54	35	135,107,000	5.54
6	836,816,000	5.56	36	128,514,000	5.55
7	811,728,000	5.57	37	122,216,000	5.55
8	787,382,000	5.54	38	116,214,000	5.56
9	763,410,000	5.53	39	110,507,000	5.57
10	740,089,000	5.52	40	105,094,000	5.57
11	717,358,000	5.51	41	99,879,000	5.58
12	695,414,000	5.49	42	95,057,000	5.59
13	669,140,000	5.48	43	90,334,000	5.60
14	643,063,000	5.48	44	85,906,000	5.60
15	617,183,000	5.47	45	81,674,000	5.61
16	591,599,000	5.47	46	77,640,000	5.62
17	566,211,000	5.47	47	73,901,000	5.63
18	541,315,000	5.47	48	70,260,000	5.64
19	516,714,000	5.48	49	66,816,000	5.66
20	492,605,000	5.46	50	63,470,000	5.67
21	468,890,000	5.46	51	60,419,000	5.68
22	445,667,000	5.47	52	57,467,000	5.69
23	423,034,000	5.47	53	54,614,000	5.69
24	400,992,000	5.47	54	51,957,000	5.70
25	324,828,000	5.47	55	49,398,000	5.70
26	283,893,000	5.48	56	46,938,000	5.71
27	248,172,000	5.49	57	44,675,000	5.71
28	221,013,000	5.49	58	42,412,000	5.71
29	199,758,000	5.50	59	40,345,000	5.71
30	182,931,000	5.51	60	38,377,000	5.72

Swap Account Payment Priority

All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” above:

(1)

To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)

To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)

To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, to the extent unpaid;

(4)

To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(5)

To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target*;

(6)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates any Deferred Amounts, to the extent unpaid*;

(7)

To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)

To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(10)

All remaining amounts to the holder of the Class X Certificates.

* Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade to below “A1”) and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade to below “Aa3”), and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

Interest Rate Cap Agreement

An Interest Rate Cap Agreement will be purchased by the Trust. The 48-month Interest Rate Cap Agreement will have a strike rate of 6.00%. It will contribute cash in the event one-month LIBOR rises above the strike rate.

The notional balance of the Interest Rate Cap Agreement will amortize according to its schedule. The table below is an approximation of the schedule for the interest rate cap the Trust intends to purchase.

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0	31	106,729,000
2	0	32	106,301,000
3	0	33	104,241,000
4	0	34	100,938,000
5	0	35	97,718,000
6	0	36	94,578,000
7	0	37	91,521,000
8	0	38	88,543,000
9	0	39	85,648,000
10	0	40	82,830,000
11	0	41	80,090,000
12	0	42	77,426,000
13	203,000	43	74,837,000
14	1,123,000	44	72,323,000
15	2,120,000	45	69,881,000
16	3,180,000	46	67,510,000
17	4,294,000	47	65,208,000
18	5,450,000	48	62,973,000
19	6,637,000	49	60,806,000
20	7,846,000	50	58,705,000
21	9,067,000	51	56,667,000
22	10,292,000	52	54,689,000
23	11,510,000	53	52,774,000
24	12,730,000	54	50,919,000
25	26,383,000	55	49,120,000
26	54,132,000	56	47,378,000
27	77,079,000	57	45,692,000
28	91,564,000	58	44,059,000
29	100,301,000	59	42,480,000
30	104,983,000	60	40,950,000

One business day prior to each Distribution Date, the cap provider will make payments equal to the product of (a) the Interest Rate Cap Agreement notional balance for that month, (b) the excess, if any, of one-month LIBOR for such determination date over the strike rate and (c) the actual number of days in the corresponding Accrual Period divided by 360.

Interest Rate Cap Payment Priority

All payments due under the Interest Rate Cap Agreement will be allocated in the following order of priority after making payments described under “Swap Account Payment Priority” above:

(1)

To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, to the extent unpaid;

(2)

To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(3)

To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target*;

(4)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates in that order any Deferred Amounts, to the extent unpaid*;

(5)

To pay concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(6)

To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates in that order any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid; and

(7)

All remaining amounts to the holder of the Class X Certificates.

*Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade to below “A1”) and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade to below “Aa3”), and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

Carryforward Interest

“Carryforward Interest” for any Class of Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Current Interest

“Current Interest” for any Class of LIBOR Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that Class.

Net Funds Cap

The “Senior Net Funds Cap” for each Distribution Date and each group will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the related Optimal Interest Remittance Amount (as defined below) for such date over (ii) the proportionate share of any Net Swap Payment and any swap termination payment due to the Swap Counterparty, and (2) 12, and the denominator of which is the related group collateral balance for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the accrual period.

The “Subordinate Net Funds Cap” for any Distribution Date will be the weighted average of the Senior Net Funds Caps for both groups, weighted on the basis of their Group Subordinate Amounts; provided, however, on any Distribution Date after the Senior Certificates related to any group have been reduced to zero, such weighting shall be on the basis of the principal balance of each group.

The “Group Subordinate Amount” will be equal to the excess of the related group collateral balance for the immediately preceding Distribution Date over the Senior Certificates related to such group.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date and each group will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in the group, as of the first day of the related Collection Period divided by (y) 12 and (B) the aggregate group collateral balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate.

Origination and Servicing

All of the Mortgage Loans were originated or acquired by First Franklin, a division of National City Bank of Indiana, and as of the Closing Date, are serviced by an affiliate, National City Home Loan Services, Inc.

Approximately 28.48% of the mortgage loans expected to be in the trust fund on the Closing Date have original loan-to-value ratios greater than 80%.  None of such mortgage loans with original loan-to-value ratios in excess of 80% are covered by a primary mortgage insurance policy.

Credit Risk Manager

OfficeTiger Global Real Estate Services Inc. (“OfficeTiger”, formerly known as MortgageRamp, Inc.) will act as a credit risk manager on behalf of the Trust.  OfficeTiger’s primary function will be to monitor and advise the servicer with respect to default management and reporting for the benefit of the Trust. The following summarizes some of OfficeTiger’s monthly activities:

•

Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•

Review of the prepayment premium collections by the servicers.

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a Class, as calculated without regard to the applicable Net Funds Cap, exceeds (b) the amount calculated at the stated rate (such excess, a “Basis Risk Shortfall”), that Class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, before the Class X and Class R Certificates are entitled to any distributions.  The “Unpaid Basis Risk Shortfall” for any Class on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such Class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Class B Certificates in inverse order of priority and the Class M Certificates in inverse order of priority.  The allocation of losses to a Class will result in a writedown of its Class Principal Amount and is referred to as an “Applied Loss Amount”.  The balance of the Class A1, A2, A3, A4, A5, A6 and A7 Certificates will not be reduced by allocation of Applied Loss Amounts.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each Class of Class M Certificates and  the Class B Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the Trust.  Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes.  Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

5% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Services LLC (an affiliate of Lehman Brothers), on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 5% of the Cut-off Date loan principal balance.  If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the next succeeding Distribution Date, the margins on the Class A1, A2, A3, A4, A5, A6 and A7 Certificates will double and the margins on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates will increase to 1.5 times their initial margins.

Credit Enhancement

Subordination

The Class A1, A2, A3, A4, A5, A6 and A7 Certificates will have limited protection by means of the subordination of the Class M and Class B Certificates.  The Class A1, A2, A3, A4, A5, A6 and A7 Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution.  Each Class of Class M Certificates will be senior to all other Classes of Class M Certificates with a higher numerical designation and the Class B Certificates. Each Class of Class B Certificates will be senior to all other Classes of Class B Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance, the Class B Certificates and the Class M Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates in inverse order of priority, until the Class B Certificates have been reduced to zero; then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have each been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate certificate balance (“Overcollateralization” or “OC”).  Excess interest will be used to maintain the OC Target.

Prior to the Stepdown Date, the OC Target with respect to any Distribution Date is equal to the initial OC, which is approximately 1.00% of the Cut-off Date collateral balance.  The OC Target with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 1.00% of the Cut-off Date collateral balance and (b) approximately 2.00% of the current collateral balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-off Date collateral balance.  For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target for the immediately preceding Distribution Date.

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [41.50]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date

Loss Percentage

July 2008 to June 2009

[1.10]% for the first month, plus an additional 1/12th of [1.35]% for each month thereafter

July 2009 to June 2010

[2.45]% for the first month, plus an additional 1/12th of [1.40]% for each month thereafter

July 2010 to June 2011

             [3.85]% for the first month, plus an additional 1/12th of

[1.15]% for each month thereafter

July 2011 to June 2012

             [5.00]% for the first month, plus an additional 1/12th of

[0.60]% for each month thereafter

July 2012 and thereafter

[5.60]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Rishi Bansal	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Anish Kumar	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Namit Sinha	(212) 526-8315
	Tyler Peters	(212) 526-8315

Syndicate	Dan Covello	(212) 526-9519
	Paul Tedeschi	(212) 526-9519
	Pat Quinn	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Angel Lau	(212) 526-9245
	Christina Barretto	(212) 526-2185
	Patrick Fruzzetti	(212) 526-2693
	Caroline Yao	(212) 526-6527
	Emma Kouzmina	(212) 526-0524

Rating Agency Contacts

S&P	David Hongwei Wang	(212) 438-1530
Moody’s	Kruti Muni	(201) 915-8733
Fitch	Vanessa Purwin	(212) 908-0269

Summary of Terms
Issuer:	First Franklin Mortgage Loan Trust, Series 2006-FF10
Depositor:	Structured Asset Securities Corporation
Trustee:	U.S. Bank National Association
Master Servicer:	Aurora Loan Services LLC
Credit Risk Manager:	OfficeTiger Global Real Estate Services Inc.
Lead Underwriter:	Lehman Brothers Inc.
Co-Manager:	NatCity Investments, Inc.
Swap Counterparty:	[TBD]
Cap Counterparty:	[TBD]
Distribution Date:	25th of each month, or the next succeeding Business Day, beginning in July 2006.
Cut-Off Date:	June 1, 2006
Pricing Date:	Week of June 19, 2006
Closing Date:	June 30, 2006
Settlement Date:	June 30, 2006
Delay Days:	0 day delay
Dated Date:	June 25, 2006
Day Count:	Actual/360
Collection Period:	2nd day of prior month through 1st day of month of such distribution
Credit Risk Manager Fee:	0.010% of the loan principal balance annually.
Servicing Fee:	The servicing fee is equal to 0.50% of the loan principal balance annually.
Clearing/Registration:	Book-entry through DTC, Clearstream and Euroclear.
Denomination:

Minimum $25,000; increments $1 in excess thereof for the Class A Certificates, provided however, sales to European Investors will be sold in minimum total investment amounts of $100,000.  Minimum $100,000; increments $1 in excess thereof for the Class M and Class B Certificates.

SMMEA Eligibility:	[The Class A, M1 and M2 Certificates are expected to be SMMEA eligible.]
ERISA Eligibility:

The Class A and Class M Certificates are expected to be ERISA eligible provided that , until both the interest rate cap agreement and interest rate swap agreement are terminated, ERISA eligibility is subject to certain investor-based qualifications.

Tax Status:	REMIC for Federal income tax purposes.

Sensitivity Analysis - To 5% Call

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.56	2.77	2.20	1.75	1.35
Window (mos)	1-156	1-123	1-101	1-84	1-71
Expected Final Mat.	6/25/2019	9/25/2016	11/25/2014	6/25/2013	5/25/2012

Class A2
Avg. Life (yrs)	1.22	0.96	0.78	0.65	0.55
Window (mos)	1-32	1-25	1-20	1-17	1-15
Expected Final Mat.	2/25/2009	7/25/2008	2/25/2008	11/25/2007	9/25/2007

Class A3
Avg. Life (yrs)	3.26	2.46	2.00	1.66	1.41
Window (mos)	32-49	25-35	20-28	17-23	15-20
Expected Final Mat.	7/25/2010	5/25/2009	10/25/2008	5/25/2008	2/25/2008

Class A4
Avg. Life (yrs)	6.06	4.70	3.56	2.55	2.09
Window (mos)	49-107	35-84	28-68	23-57	20-32
Expected Final Mat.	5/25/2015	6/25/2013	2/25/2012	3/25/2011	2/25/2009

Class A5
Avg. Life (yrs)	11.54	9.08	7.41	6.17	4.08
Window (mos)	107-156	84-123	68-101	57-84	32-71
Expected Final Mat.	6/25/2019	9/25/2016	11/25/2014	6/25/2013	5/25/2012

Class A6
Avg. Life (yrs)	1.62	1.25	1.02	0.85	0.72
Window (mos)	1-49	1-35	1-28	1-23	1-20
Expected Final Mat.	7/25/2010	5/25/2009	10/25/2008	5/25/2008	2/25/2008

Class A7
Avg. Life (yrs)	6.06	4.70	3.56	2.55	2.09
Window (mos)	49-107	35-84	28-68	23-57	20-32
Expected Final Mat.	5/25/2015	6/25/2013	2/25/2012	3/25/2011	2/25/2009

Class M1
Avg. Life (yrs)	6.98	5.59	4.92	4.75	5.18
Window (mos)	37-156	40-123	44-101	48-84	55-71
Expected Final Mat.	6/25/2019	9/25/2016	11/25/2014	6/25/2013	5/25/2012

Class M2
Avg. Life (yrs)	6.98	5.57	4.83	4.49	4.53
Window (mos)	37-156	39-123	42-101	45-84	48-71
Expected Final Mat.	6/25/2019	9/25/2016	11/25/2014	6/25/2013	5/25/2012

Class M3
Avg. Life (yrs)	6.98	5.56	4.77	4.36	4.24
Window (mos)	37-156	39-123	41-101	43-84	46-71
Expected Final Mat.	6/25/2019	9/25/2016	11/25/2014	6/25/2013	5/25/2012

Sensitivity Analysis - To 5% Call

% CPR	20%	25%	30%	35%	40%

Class M4
Avg. Life (yrs)	6.98	5.55	4.74	4.29	4.10
Window (mos)	37-156	38-123	40-101	41-84	44-71
Expected Final Mat.	6/25/2019	9/25/2016	11/25/2014	6/25/2013	5/25/2012

Class M5
Avg. Life (yrs)	6.98	5.55	4.72	4.23	3.99
Window (mos)	37-156	38-123	39-101	40-84	42-71
Expected Final Mat.	6/25/2019	9/25/2016	11/25/2014	6/25/2013	5/25/2012

Class M6
Avg. Life (yrs)	6.98	5.55	4.70	4.19	3.92
Window (mos)	37-156	38-123	38-101	39-84	41-71
Expected Final Mat.	6/25/2019	9/25/2016	11/25/2014	6/25/2013	5/25/2012

Class M7
Avg. Life (yrs)	6.94	5.50	4.65	4.13	3.83
Window (mos)	37-156	37-123	38-101	39-84	39-71
Expected Final Mat.	6/25/2019	9/25/2016	11/25/2014	6/25/2013	5/25/2012

Class M8
Avg. Life (yrs)	6.80	5.39	4.55	4.02	3.71
Window (mos)	37-145	37-114	38-93	38-78	39-66
Expected Final Mat.	7/25/2018	12/25/2015	3/25/2014	12/25/2012	12/25/2011

Class M9
Avg. Life (yrs)	6.65	5.27	4.43	3.92	3.61
Window (mos)	37-131	37-103	37-84	38-70	38-59
Expected Final Mat.	5/25/2017	1/25/2015	6/25/2013	4/25/2012	5/25/2011

Class B1
Avg. Life (yrs)	6.46	5.12	4.30	3.82	3.50
Window (mos)	37-121	37-95	37-78	37-65	38-55
Expected Final Mat.	7/25/2016	5/25/2014	12/25/2012	11/25/2011	1/25/2011

Class B2
Avg. Life (yrs)	5.93	4.70	3.96	3.50	3.25
Window (mos)	37-109	37-86	37-70	37-58	37-49
Expected Final Mat.	7/25/2015	8/25/2013	4/25/2012	4/25/2011	7/25/2010

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.69	2.88	2.28	1.82	1.41
Window (mos)	1-261	1-211	1-173	1-144	1-122
Expected Final Mat.	3/25/2028	1/25/2024	11/25/2020	6/25/2018	8/25/2016

Class A2
Avg. Life (yrs)	1.22	0.96	0.78	0.65	0.55
Window (mos)	1-32	1-25	1-20	1-17	1-15
Expected Final Mat.	2/25/2009	7/25/2008	2/25/2008	11/25/2007	9/25/2007

Class A3
Avg. Life (yrs)	3.26	2.46	2.00	1.66	1.41
Window (mos)	32-49	25-35	20-28	17-23	15-20
Expected Final Mat.	7/25/2010	5/25/2009	10/25/2008	5/25/2008	2/25/2008

Class A4
Avg. Life (yrs)	6.06	4.70	3.56	2.55	2.09
Window (mos)	49-107	35-84	28-68	23-57	20-32
Expected Final Mat.	5/25/2015	6/25/2013	2/25/2012	3/25/2011	2/25/2009

Class A5
Avg. Life (yrs)	12.82	10.13	8.25	6.87	4.68
Window (mos)	107-262	84-212	68-174	57-145	32-123
Expected Final Mat.	4/25/2028	2/25/2024	12/25/2020	7/25/2018	9/25/2016

Class A6
Avg. Life (yrs)	1.62	1.25	1.02	0.85	0.72
Window (mos)	1-49	1-35	1-28	1-23	1-20
Expected Final Mat.	7/25/2010	5/25/2009	10/25/2008	5/25/2008	2/25/2008

Class A7
Avg. Life (yrs)	6.06	4.70	3.56	2.55	2.09
Window (mos)	49-107	35-84	28-68	23-57	20-32
Expected Final Mat.	5/25/2015	6/25/2013	2/25/2012	3/25/2011	2/25/2009

Class M1
Avg. Life (yrs)	7.25	5.82	5.10	4.90	5.31
Window (mos)	37-217	40-173	44-141	48-118	55-100
Expected Final Mat.	7/25/2024	11/25/2020	3/25/2018	4/25/2016	10/25/2014

Class M2
Avg. Life (yrs)	7.22	5.77	4.98	4.62	4.64
Window (mos)	37-207	39-164	42-134	45-112	48-95
Expected Final Mat.	9/25/2023	2/25/2020	8/25/2017	10/25/2015	5/25/2014

Class M3
Avg. Life (yrs)	7.18	5.73	4.90	4.47	4.34
Window (mos)	37-196	39-155	41-127	43-106	46-89
Expected Final Mat.	10/25/2022	5/25/2019	1/25/2017	4/25/2015	11/25/2013

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class M4
Avg. Life (yrs)	7.15	5.69	4.85	4.39	4.18
Window (mos)	37-188	38-149	40-121	41-101	44-86
Expected Final Mat.	2/25/2022	11/25/2018	7/25/2016	11/25/2014	8/25/2013

Class M5
Avg. Life (yrs)	7.10	5.65	4.79	4.30	4.05
Window (mos)	37-179	38-142	39-116	40-96	42-82
Expected Final Mat.	5/25/2021	4/25/2018	2/25/2016	6/25/2014	4/25/2013

Class M6
Avg. Life (yrs)	7.04	5.60	4.74	4.22	3.94
Window (mos)	37-170	38-134	38-109	39-91	41-77
Expected Final Mat.	8/25/2020	8/25/2017	7/25/2015	1/25/2014	11/25/2012

Class M7
Avg. Life (yrs)	6.94	5.51	4.65	4.13	3.83
Window (mos)	37-159	37-125	38-102	39-85	39-72
Expected Final Mat.	9/25/2019	11/25/2016	12/25/2014	7/25/2013	6/25/2012

Class M8
Avg. Life (yrs)	6.80	5.39	4.55	4.02	3.71
Window (mos)	37-145	37-114	38-93	38-78	39-66
Expected Final Mat.	7/25/2018	12/25/2015	3/25/2014	12/25/2012	12/25/2011

Class M9
Avg. Life (yrs)	6.65	5.27	4.43	3.92	3.61
Window (mos)	37-131	37-103	37-84	38-70	38-59
Expected Final Mat.	5/25/2017	1/25/2015	6/25/2013	4/25/2012	5/25/2011

Class B1
Avg. Life (yrs)	6.46	5.12	4.30	3.82	3.50
Window (mos)	37-121	37-95	37-78	37-65	38-55
Expected Final Mat.	7/25/2016	5/25/2014	12/25/2012	11/25/2011	1/25/2011

Class B2
Avg. Life (yrs)	5.93	4.70	3.96	3.50	3.25
Window (mos)	37-109	37-86	37-70	37-58	37-49
Expected Final Mat.	7/25/2015	8/25/2013	4/25/2012	4/25/2011	7/25/2010

Available Funds Cap Schedule* (1) (2) (3)

*The Effective Available Funds Cap is shown for the first 60 Distribution Dates.  For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement were available to the Senior Certificates of each group in proportion to the related Collateral Group Balance.

Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)
1	7.51275	7.41671	7.43075	35	20.72966	20.61624	20.63282	69	13.13163	12.88973	12.92522
2	21.21545	21.12255	21.13613	36	19.94245	19.83226	19.84837	70	12.28486	12.05881	12.09198
3	21.13434	21.04242	21.05586	37	20.48795	20.37433	20.39094	71	12.70601	12.48221	12.51505
4	21.82416	21.72921	21.74309	38	19.70895	19.59923	19.61527	72	12.30956	12.08025	12.11390
5	21.10583	21.01899	21.03169	39	19.59254	19.48306	19.49907	73	12.72033	12.48364	12.51839
6	21.78452	21.69484	21.70795	40	20.13094	20.01806	20.03457	74	12.31044	12.08164	12.11523
7	21.06719	20.98045	20.99314	41	20.18311	20.04424	20.06455	75	12.31089	12.08234	12.11590
8	21.09069	21.00400	21.01667	42	20.74420	20.60123	20.62214	76	12.72171	12.48582	12.52046
9	23.34814	23.25324	23.26712	43	19.96156	19.82347	19.84367	77	12.32267	12.10384	12.13599
10	21.08515	20.99948	21.01201	44	19.85589	19.71808	19.73824	78	12.74732	12.50805	12.54320
11	21.78198	21.70496	21.71622	45	21.86314	21.71088	21.73315	79	12.33658	12.10528	12.13927
12	21.08659	21.01034	21.02149	46	19.63967	19.50243	19.52251	80	12.33704	12.10601	12.13997
13	21.68360	21.60486	21.61637	47	20.38563	20.20257	20.22936	81	13.65939	13.40389	13.44145
14	20.87119	20.79504	20.80617	48	19.62347	19.44660	19.47249	82	12.33798	12.10747	12.14137
15	20.75374	20.67857	20.68956	49	20.16924	19.98678	20.01349	83	12.74974	12.51183	12.54682
16	21.30168	21.22405	21.23540	50	19.41360	19.23732	19.26313	84	12.33894	12.10896	12.14279
17	20.45998	20.39298	20.40278	51	19.31806	19.14208	19.16785	85	12.75073	12.51336	12.54829
18	20.97372	20.90362	20.91387	52	19.86105	19.67952	19.70610	86	12.33990	12.11046	12.14423
19	20.11038	20.04260	20.05251	53	19.31282	19.09728	19.12884	87	12.34038	12.11121	12.14495
20	19.93963	19.87191	19.88181	54	19.85911	19.63670	19.66927	88	12.75223	12.51570	12.55053
21	21.09979	21.02845	21.03889	55	19.12542	18.91049	18.94197	89	12.34135	12.11273	12.14641
22	19.51840	19.45172	19.46147	56	19.02910	18.81448	18.84592	90	12.75324	12.51729	12.55205
23	21.88596	21.85658	21.86088	57	20.97163	20.73436	20.76912	91	12.34234	12.11427	12.14788
24	20.95185	20.92336	20.92752	58	18.84755	18.63354	18.66489	92	12.34284	12.11505	12.14863
25	20.10655	20.07724	20.08152	59	19.41980	19.22756	19.25572	93	13.66584	13.41395	13.45109
26	19.33584	19.30760	19.31173	60	18.74518	18.52042	18.55335	94	12.34384	12.11661	12.15013
27	19.21660	19.18943	19.19340	61	12.66587	12.43387	12.46786	95	12.75582	12.52132	12.55591
28	19.73637	19.70843	19.71251	62	12.25770	12.03343	12.06629	96	12.34485	12.11819	12.15164
29	19.60127	19.59262	19.59389	63	12.25811	12.03408	12.06692	97	12.75688	12.52296	12.55749
30	20.12671	20.11726	20.11864	64	12.66714	12.43590	12.46980	98	12.34588	12.11979	12.15318
31	19.35880	19.34980	19.35111	65	12.26976	12.05544	12.08687	99	12.34640	12.12060	12.15395
32	19.23296	19.22412	19.22541	66	12.69259	12.45798	12.49238	100	12.75848	12.52546	12.55989
33	21.15671	21.14811	21.14937	67	12.28358	12.05678	12.09004	101	12.34744	12.12222	12.15551
34	18.98780	18.98018	18.98130	68	12.28400	12.05745	12.09068

(1)

Based on one-month LIBOR and six-month LIBOR of 20% for each period.

(2)

Assumes a constant prepayment rate of 30%.

(3)

Assumes no losses.

Excess Spread (1)(2)(3)(4)

Period	Excess Spread	Period	Excess Spread
1	2.03%	31	3.59%
2	1.65%	32	3.58%
3	1.57%	33	4.14%
4	1.74%	34	3.56%
5	1.54%	35	4.25%
6	1.71%	36	4.05%
7	1.49%	37	4.23%
8	1.54%	38	4.02%
9	2.11%	39	4.03%
10	1.55%	40	4.23%
11	1.76%	41	4.10%
12	1.58%	42	4.29%
13	1.78%	43	4.09%
14	1.59%	44	4.09%
15	1.60%	45	4.67%
16	1.78%	46	4.08%
17	1.60%	47	4.30%
18	1.78%	48	4.10%
19	1.58%	49	4.29%
20	1.60%	50	4.10%
21	1.97%	51	4.09%
22	1.58%	52	4.29%
23	3.73%	53	4.12%
24	3.54%	54	4.31%
25	3.73%	55	4.12%
26	3.54%	56	4.12%
27	3.53%	57	4.71%
28	3.72%	58	4.13%
29	3.60%	59	4.40%
30	3.78%	60	4.22%

(1)

Based on gradually increasing one-month LIBOR and six-month LIBOR.

(2)

Assumes a constant prepayment rate of 30%.

(3)

Does not include swap payments to the Trust, reflects swap payments made by the Trust.

(4)

Does not include cap payments to the Trust,

FFML 2006-FF10 Collateral Summary – Aggregate

Collateral information is as of the Cut-off Date.

Collateral Characteristics – Aggregate (continued)

Collateral characteristics are listed below as of the Cut-off Date.

Product Type*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Fully Amortizing Loans:
2/28 ARM (LIBOR)	1,503	$217,195,961.97	22.07%	8.271%	100.00%	639	85.15%	64.36%
Fixed Rate - 30 Year	813	110,151,731.36	11.19	7.864	0.00	656	78.44	79.19
3/27 ARM (LIBOR)	436	66,219,991.11	6.73	8.109	100.00	641	84.61	69.75
5/25 ARM (LIBOR)	38	9,843,972.12	1.00	7.324	100.00	665	75.99	77.95
Fixed Rate - 15 Year	53	5,269,325.03	0.54	7.276	0.00	654	69.82	71.90
1/29 ARM (LIBOR)	9	2,774,239.37	0.28	8.316	100.00	658	86.29	38.88
6 Month ARM (LIBOR)	3	811,177.01	0.08	7.232	100.00	596	80.33	52.95
Fixed Rate - 20 Year	2	98,081.60	0.01	8.316	0.00	739	81.29	100.00
Subtotal (Fully Amortizing):	2,857	$412,364,479.57	41.91%	8.100%	71.99%	645	82.86%	69.42%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	611	$131,142,322.50	13.33%	8.072%	100.00%	641	83.44%	57.59%
3/27 ARM (LIBOR) - 30/40 Year Balloon	140	25,018,972.68	2.54	7.955	100.00	645	82.89	63.84
Fixed Rate - 30/40 Year Balloon	92	18,935,730.09	1.92	8.088	0.00	649	81.64	71.91
5/25 ARM (LIBOR) - 30/40 Year Balloon	18	2,659,344.93	0.27	7.577	100.00	650	82.80	91.20
2/18 ARM (LIBOR) - 20/40 Year Balloon	1	201,908.45	0.02	6.375	100.00	692	80.00	100.00
Fixed Rate - 15/30 Year Balloon	1	97,771.97	0.01	8.750	0.00	607	72.59	100.00
Subtotal (Balloon):	863	$178,056,050.62	18.09%	8.048%	89.31%	642	83.15%	60.56%

Interest-Only Loans:
2/28 ARM (LIBOR)	1,039	$297,100,370.04	30.19%	7.713%	100.00%	664	80.61%	63.75%
3/27 ARM (LIBOR)	284	66,191,818.22	6.73	7.598	100.00	661	81.57	73.84
Fixed Rate - 30 Year	88	16,165,039.57	1.64	8.377	0.00	614	83.83	94.37
5/25 ARM (LIBOR)	39	8,634,413.21	0.88	7.224	100.00	690	73.45	69.70
6 Month ARM (LIBOR)	12	4,343,000.00	0.44	6.762	100.00	670	81.35	92.17
Fixed Rate - 15/30 Year Balloon	2	674,800.00	0.07	7.930	0.00	568	74.56	100.00
Fixed Rate - 15 Year	4	366,200.00	0.04	8.552	0.00	641	84.24	100.00
3/27 ARM (LIBOR) - 30/40 Year Balloon	1	133,500.00	0.01	7.125	100.00	602	63.88	100.00
Subtotal (IO Loans):	1,469	$393,609,141.04	40.00%	7.701%	95.63%	662	80.74%	67.26%

Total:	5,189	$984,029,671.23	100.00%	7.931%	84.58%	651	82.06%	66.95%

      *If a loan is both a Balloon & Interest Only, it is grouped into the Interest Only bucket

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Interest-Only Loans:
60	1,430	$384,974,727.83	97.81%	7.711%	95.53%	661	80.90%	67.20%
120	39	8,634,413.21	2.19	7.224	100.00	690	73.45	69.70
Total:	1,469	$393,609,141.04	100.00%	7.701%	95.63%	662	80.74%	67.26%

Amortization Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
30 Year Amortization	2,803	$407,094,844.91	41.37%	8.110%	72.92%	645	83.02%	69.39%
Interest Only	1,469	393,609,141.04	40.00	7.701	95.63	662	80.74	67.26
40 Year Amortization	862	177,958,278.65	18.08	8.048	89.36	642	83.16	60.54
15 Year Amortization	53	5,269,325.03	0.54	7.276	0.00	654	69.82	71.90
20 Year Amortization	2	98,081.60	0.01	8.316	0.00	739	81.29	100.00
Total:	5,189	$984,029,671.23	100.00%	7.931%	84.58%	651	82.06%	66.95%

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
0.01 - 50,000.00	229	$9,540,534.29	0.97%	8.948%	58.61%	626	84.22%	90.05%
50,000.01 - 100,000.00	1,269	97,245,020.38	9.88	8.496	72.22	630	84.80	82.76
100,000.01 - 150,000.00	1,254	155,947,080.41	15.85	8.037	79.73	639	83.09	75.40
150,000.01 - 200,000.00	863	150,511,193.95	15.30	7.986	81.86	642	81.60	68.08
200,000.01 - 250,000.00	475	106,141,369.78	10.79	7.857	87.85	647	82.24	65.72
250,000.01 - 300,000.00	323	88,321,481.30	8.98	7.815	84.60	657	82.01	65.57
300,000.01 - 350,000.00	219	70,910,084.47	7.21	7.856	86.30	656	81.97	52.73
350,000.01 - 400,000.00	136	51,249,704.01	5.21	7.757	91.13	660	80.99	51.35
400,000.01 - 450,000.00	98	41,721,146.54	4.24	7.830	90.01	674	82.15	44.02
450,000.01 - 500,000.00	70	33,473,011.97	3.40	7.778	92.92	668	81.75	57.04
500,000.01 - 550,000.00	65	34,075,411.44	3.46	7.810	89.32	660	82.57	52.57
550,000.01 - 600,000.00	44	25,349,376.39	2.58	7.988	93.26	648	83.36	49.78
600,000.01 - 650,000.00	31	19,441,452.14	1.98	8.111	93.41	646	82.80	71.10
650,000.01 >=	113	100,102,804.16	10.17	7.443	92.04	682	78.19	76.42
Total:	5,189	$984,029,671.23	100.00%	7.931%	84.58%	651	82.06%	66.95%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1st Lien	5,189	$984,029,671.23	100.00%	7.931%	84.58%	651	82.06%	66.95%
Total:	5,189	$984,029,671.23	100.00%	7.931%	84.58%	651	82.06%	66.95%

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Purchase	3,515	$650,137,194.48	66.07%	7.876%	91.03%	660	83.30%	66.43%
Cash Out Refinance	1,486	299,176,677.67	30.40	8.098	74.01	632	80.28	65.91
Rate/Term Refinance	188	34,715,799.08	3.53	7.514	54.85	662	74.23	85.72
Total:	5,189	$984,029,671.23	100.00%	7.931%	84.58%	651	82.06%	66.95%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Primary Home	4,957	$952,573,099.91	96.80%	7.924%	84.53%	650	82.03%	66.29%
Investment	200	25,441,669.99	2.59	8.095	83.91	699	82.98	88.75
Second Home	32	6,014,901.33	0.61	8.366	94.99	656	83.64	80.24
Total:	5,189	$984,029,671.23	100.00%	7.931%	84.58%	651	82.06%	66.95%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	60	$6,408,097.00	0.65%	7.440%	0.00%	643	71.18%	76.90%
181 - 240	3	299,990.05	0.03	7.010	67.31	707	80.42	100.00
241 - 360	5,126	977,321,584.18	99.32	7.934	85.14	651	82.13	66.88
Total:	5,189	$984,029,671.23	100.00%	7.931%	84.58%	651	82.06%	66.95%

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	60	$6,408,097.00	0.65%	7.440%	0.00%	643	71.18%	76.90%
181 - 240	3	299,990.05	0.03	7.010	67.31	707	80.42	100.00
241 - 360	5,126	977,321,584.18	99.32	7.934	85.14	651	82.13	66.88
Total:	5,189	$984,029,671.23	100.00%	7.931%	84.58%	651	82.06%	66.95%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
CA	568	$226,722,180.06	23.04%	7.465%	89.62%	669	78.15%	66.93%
FL	432	91,511,170.64	9.30	7.934	87.96	650	80.24	60.28
IL	350	62,099,547.06	6.31	8.314	73.33	642	84.62	55.02
TX	347	44,045,456.49	4.48	7.860	65.47	645	81.38	70.43
NY	213	44,020,954.89	4.47	8.050	86.53	661	82.88	44.44
GA	229	39,041,983.54	3.97	8.000	87.03	644	83.22	71.69
MI	236	30,759,992.25	3.13	8.335	91.03	645	86.45	64.58
OH	301	30,758,889.61	3.13	8.598	70.37	632	89.45	73.61
NJ	113	29,635,606.68	3.01	8.247	89.52	654	84.19	48.32
NC	208	28,872,031.91	2.93	8.183	80.75	638	84.74	84.28
Other	2,192	356,561,858.10	36.23	8.007	84.88	646	83.02	72.36
Total:	5,189	$984,029,671.23	100.00%	7.931%	84.58%	651	82.06%	66.95%

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.01%	195	$34,560,402.58	3.51%	7.060%	45.83%	670	48.75%	77.24%
60.01 to 70.00%	202	43,031,566.22	4.37	7.331	70.96	642	66.46	74.09
70.01 to 80.00%	3,023	626,158,895.88	63.63	7.576	89.08	657	79.51	67.43
80.01 to 85.00%	229	37,425,241.42	3.80	8.458	77.91	608	84.30	78.89
85.01 to 90.00%	404	72,221,291.85	7.34	8.680	82.04	622	89.66	71.85
90.01 to 95.00%	270	49,866,641.24	5.07	8.642	80.29	657	94.66	62.72
95.01 to 100.00%	866	120,765,632.04	12.27	9.326	82.50	647	99.93	54.10
Total:	5,189	$984,029,671.23	100.00%	7.931%	84.58%	651	82.06%	66.95%

 *Includes the loan in the securitization and any senior liens.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.01%	194	$34,457,300.44	3.50%	7.055%	45.67%	670	48.73%	77.47%
60.01 to 70.00%	193	38,866,379.56	3.95	7.344	69.73	639	66.47	72.85
70.01 to 80.00%	651	124,941,334.17	12.70	7.692	70.96	633	77.70	70.64
80.01 to 85.00%	230	37,786,152.25	3.84	8.443	77.50	609	84.24	78.71
85.01 to 90.00%	462	98,697,283.42	10.03	8.352	83.98	631	86.61	75.30
90.01 to 95.00%	357	75,523,420.04	7.67	8.241	85.05	658	89.41	67.67
95.01 to 100.00%	3,102	573,757,801.35	58.31	7.928	91.39	660	84.18	62.81
Total:	5,189	$984,029,671.23	100.00%	7.931%	84.58%	651	82.06%	66.95%

*Includes all liens on the mortgaged property.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
500 - 520	2	$162,378.30	0.02%	8.064%	58.12%	513	75.39%	58.12%
521 - 540	15	2,463,243.95	0.25	8.817	52.24	540	71.90	100.00
541 - 560	182	26,577,996.52	2.70	8.747	68.36	550	75.89	86.15
561 - 580	273	40,220,450.37	4.09	8.710	78.87	572	79.37	80.21
581 - 600	507	74,372,327.18	7.56	8.919	81.19	591	86.02	85.99
601 - 620	925	142,083,472.95	14.44	8.234	86.50	610	83.11	85.61
621 - 640	756	135,520,245.41	13.77	8.094	86.40	630	83.39	76.10
641 - 660	867	176,414,812.78	17.93	7.884	88.47	650	82.56	54.32
661 - 680	650	134,954,714.32	13.71	7.562	85.04	669	82.13	58.07
681 - 700	355	84,703,234.27	8.61	7.552	87.53	691	81.81	52.88
701 - 720	240	62,935,495.29	6.40	7.442	84.67	710	81.31	49.98
721 - 740	178	44,232,945.99	4.50	7.238	87.15	730	80.60	57.46
741 - 760	107	31,228,760.22	3.17	7.255	76.39	750	78.54	60.72
761 - 780	74	16,301,514.53	1.66	7.210	82.34	770	79.51	58.31
781 >=	58	11,858,079.15	1.21	7.136	55.03	794	70.60	67.99
Total:	5,189	$984,029,671.23	100.00%	7.931%	84.58%	651	82.06%	66.95%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Single Family	3,830	$662,125,252.45	67.29%	7.991%	82.78%	648	82.41%	67.66%
PUD	773	192,425,434.39	19.55	7.726	87.04	654	81.04	71.92
Condo	350	71,123,244.04	7.23	7.933	90.25	663	81.56	62.88
2-4 Family	236	58,355,740.35	5.93	7.921	89.90	670	82.09	47.56
Total:	5,189	$984,029,671.23	100.00%	7.931%	84.58%	651	82.06%	66.95%

Prepayment Premium Term by Product Type ($)
Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
2 Year Hybrid	$134,332,113.35	$36,531,891.28	$409,711,220.61	$65,065,337.72	$0.00	$0.00	$645,640,562.96
3 Year Hybrid	91,602,019.56	6,354,807.76	1,344,466.64	58,262,988.05	0.00	0.00	157,564,282.01
Fixed Rate	63,069,202.68	4,831,309.36	1,837,171.92	82,020,995.66	0.00	0.00	151,758,679.62
5 Year Hybrid	8,350,535.68	0.00	772,653.53	12,014,541.05	0.00	0.00	21,137,730.26
6 Month ARM	1,828,019.29	0.00	2,896,600.00	429,557.72	0.00	0.00	5,154,177.01
1 Year ARM	2,373,669.64	400,569.73	0.00	0.00	0.00	0.00	2,774,239.37
Total:	$301,555,560.20	$48,118,578.13	$416,562,112.70	$217,793,420.20	$0.00	$0.00	$984,029,671.23

Prepayment Premium Term by Product Type (%)
Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
2 Year Hybrid	20.81%	5.66%	63.46%	10.08%	0.00%	0.00%	65.61%
3 Year Hybrid	58.14	4.03	0.85	36.98	0.00	0.00	16.01
Fixed Rate	41.56	3.18	1.21	54.05	0.00	0.00	15.42
5 Year Hybrid	39.51	0.00	3.66	56.84	0.00	0.00	2.15
6 Month ARM	35.47	0.00	56.20	8.33	0.00	0.00	0.52
1 Year ARM	85.56	14.44	0.00	0.00	0.00	0.00	0.28
Total:	30.64%	4.89%	42.33%	22.13%	0.00%	0.00%	100.00%

Prepayment Premium Description – Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
6 Mo. Int. on Amount Prepaid > 20% UPB	2,493	$540,956,177.05	54.97%	7.705%	87.65%	653	80.60%	69.18%
None	1,543	301,555,560.20	30.64	8.131	79.09	655	82.39	62.03
3% 2% 1% of UPB	554	62,214,536.36	6.32	8.375	92.90	633	88.32	71.03
2% of UPB	192	29,307,274.41	2.98	8.210	88.03	636	84.49	62.91
3% 1% 1% of UPB	203	27,173,136.89	2.76	8.303	100.00	645	86.89	64.35
Other	204	22,822,986.32	2.32	8.613	38.77	636	86.65	76.49
Total:	5,189	$984,029,671.23	100.00%	7.931%	84.58%	651	82.06%	66.95%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Full	3,760	$658,825,890.29	66.95%	7.751%	81.61%	643	81.40%	100.00%
Stated	1,399	319,074,456.06	32.43	8.299	90.64	668	83.42	0.00
Limited	30	6,129,324.88	0.62	8.078	87.48	649	82.12	0.00
Total:	5,189	$984,029,671.23	100.00%	7.931%	84.58%	651	82.06%	66.95%

Debt to Income Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Full Doc Loans:
0.01 to 5.00	6	$2,590,541.16	0.26%	7.698%	73.64%	712	70.35%	100.00%
5.01 to 10.00	10	3,380,413.53	0.34	8.144	84.32	644	84.18	100.00
10.01 to 15.00	31	5,503,720.53	0.56	7.437	81.38	685	76.16	100.00
15.01 to 20.00	68	13,212,142.74	1.34	7.702	61.91	643	78.95	100.00
20.01 to 25.00	149	23,875,565.09	2.43	7.661	72.46	648	78.87	100.00
25.01 to 30.00	222	34,002,726.41	3.46	7.808	76.08	648	80.12	100.00
30.01 to 35.00	389	61,607,621.40	6.26	7.820	77.37	645	80.13	100.00
35.01 to 40.00	465	76,133,319.68	7.74	7.803	77.32	641	81.25	100.00
40.01 to 45.00	665	115,694,629.69	11.76	7.773	80.10	641	81.72	100.00
45.01 to 50.00	823	146,370,654.70	14.87	7.873	85.78	638	82.39	100.00
50.01 to 55.00	931	176,288,970.05	17.92	7.598	86.33	645	81.94	100.00
55.01 to 60.00	1	165,585.31	0.02	7.375	100.00	635	79.96	100.00
Subtotal (Full Doc):	3,760	$658,825,890.29	66.95%	7.751%	81.61%	643	81.40%	100.00%

Non-Full Doc Loans:
10.01 to 15.00	3	$231,269.06	0.02%	8.234%	100.00%	660	80.00%	0.00%
15.01 to 20.00	14	2,267,117.58	0.23	8.875	78.95	667	83.09	0.00
20.01 to 25.00	42	7,481,043.77	0.76	8.257	78.60	647	78.57	0.00
25.01 to 30.00	70	11,382,398.52	1.16	8.369	79.79	663	82.68	0.00
30.01 to 35.00	117	22,835,401.02	2.32	8.249	87.44	658	81.69	0.00
35.01 to 40.00	222	44,409,000.28	4.51	8.312	91.32	667	82.74	0.00
40.01 to 45.00	361	79,700,446.54	8.10	8.258	91.98	671	82.66	0.00
45.01 to 50.00	529	141,311,926.15	14.36	8.249	94.12	671	83.93	0.00
50.01 to 55.00	71	15,585,178.02	1.58	8.795	68.97	641	89.68	0.00
Subtotal (Non-Full Doc):	1,429	$325,203,780.94	33.05%	8.294%	90.58%	667	83.40%	0.00%

Total:	5,189	$984,029,671.23	100.00%	7.931%	84.58%	651	82.06%	66.95%

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Adjustable Rate Loans:
Less than 5.501	5	$1,328,821.85	0.14%	5.425%	100.00%	720	56.38%	100.00%
5.501 to 6.000	44	11,078,824.68	1.13	5.871	100.00	716	75.51	91.59
6.001 to 6.500	141	38,710,059.03	3.93	6.367	100.00	684	78.05	93.72
6.501 to 7.000	421	104,819,651.93	10.65	6.854	100.00	674	79.12	85.65
7.001 to 7.500	725	163,900,573.69	16.66	7.340	100.00	658	79.38	74.86
7.501 to 8.000	894	182,506,204.66	18.55	7.818	100.00	652	80.21	58.71
8.001 to 8.500	712	138,790,837.13	14.10	8.311	100.00	646	82.89	50.64
8.501 to 9.000	508	83,048,799.91	8.44	8.798	100.00	635	87.38	51.22
9.001 to 9.500	320	53,472,068.40	5.43	9.302	100.00	627	91.22	47.56
9.501 to 10.000	212	33,644,943.13	3.42	9.790	100.00	617	94.41	52.88
10.001 to 10.500	75	12,073,480.29	1.23	10.300	100.00	606	96.81	52.66
10.501 to 11.000	50	5,525,630.01	0.56	10.810	100.00	593	99.53	85.70
Greater than 11.000	27	3,371,096.90	0.34	11.501	100.00	590	100.00	94.57
Subtotal (ARM Loans):	4,134	$832,270,991.61	84.58%	7.931%	100.00%	651	82.60%	64.61%

Fixed Rate Loans:
Less than 5.501	11	$2,832,148.60	0.29%	5.325%	0.00%	760	52.12%	100.00%
5.501 to 6.000	39	9,585,261.79	0.97	5.854	0.00	750	59.95	100.00
6.001 to 6.500	59	14,888,862.81	1.51	6.300	0.00	710	69.49	92.26
6.501 to 7.000	84	16,227,728.74	1.65	6.819	0.00	677	73.25	87.70
7.001 to 7.500	97	15,596,244.29	1.58	7.333	0.00	656	76.16	93.65
7.501 to 8.000	162	23,278,742.90	2.37	7.821	0.00	632	76.76	82.10
8.001 to 8.500	162	18,464,762.48	1.88	8.322	0.00	626	80.50	79.30
8.501 to 9.000	170	19,701,118.76	2.00	8.799	0.00	617	86.65	77.54
9.001 to 9.500	115	13,699,942.23	1.39	9.316	0.00	615	90.55	57.39
9.501 to 10.000	89	9,342,745.06	0.95	9.765	0.00	609	92.50	58.75
10.001 to 10.500	43	5,880,373.92	0.60	10.291	0.00	624	95.99	35.48
10.501 to 11.000	14	1,364,029.04	0.14	10.752	0.00	597	97.68	64.37
Greater than 11.000	10	896,719.00	0.09	11.352	0.00	593	100.00	88.07
Subtotal (Fixed Rate):	1,055	$151,758,679.62	15.42%	7.929%	0.00%	650	79.11%	79.81%

Total:	5,189	$984,029,671.23	100.00%	7.931%	84.58%	651	82.06%	66.95%

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
<= 3.000	4	$2,196,605.77	0.26%	7.536%	100.00%	737	82.20%	61.50%
4.501 - 5.000	122	39,517,454.05	4.75	6.937	100.00	660	77.78	62.05
5.001 - 5.500	2,471	524,870,506.78	63.06	7.596	100.00	656	78.52	65.22
5.501 - 6.000	579	114,815,013.35	13.80	8.354	100.00	628	85.55	72.20
6.001 - 6.500	855	137,077,144.36	16.47	9.031	100.00	651	96.10	57.29
6.501 - 7.000	73	10,077,213.01	1.21	9.033	100.00	637	91.43	52.18
7.001 - 7.500	25	3,390,543.91	0.41	9.283	100.00	638	97.05	74.27
7.501 - 8.000	5	326,510.38	0.04	10.511	100.00	604	96.42	100.00
Total:	4,134	$832,270,991.61	100.00%	7.931%	100.00%	651	82.60%	64.61%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1.000	15	$5,154,177.01	0.62%	6.836%	100.00%	659	81.19%	86.00%
2.000	9	2,774,239.37	0.33	8.316	100.00	658	86.29	38.88
3.000	4,110	824,342,575.23	99.05	7.937	100.00	651	82.60	64.56
Total:	4,134	$832,270,991.61	100.00%	7.931%	100.00%	651	82.60%	64.61%

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1.000	4,134	$832,270,991.61	100.00%	7.931%	100.00%	651	82.60%	64.61%
Total:	4,134	$832,270,991.61	100.00%	7.931%	100.00%	651	82.60%	64.61%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
11.001 - 11.500	5	$1,328,821.85	0.16%	5.425%	100.00%	720	56.38%	100.00%
11.501 - 12.000	44	11,078,824.68	1.33	5.871	100.00	716	75.51	91.59
12.001 - 12.500	141	38,710,059.03	4.65	6.367	100.00	684	78.05	93.72
12.501 - 13.000	421	104,819,651.93	12.59	6.854	100.00	674	79.12	85.65
13.001 - 13.500	725	163,900,573.69	19.69	7.340	100.00	658	79.38	74.86
13.501 - 14.000	894	182,506,204.66	21.93	7.818	100.00	652	80.21	58.71
14.001 - 14.500	712	138,790,837.13	16.68	8.311	100.00	646	82.89	50.64
14.501 - 15.000	508	83,048,799.91	9.98	8.798	100.00	635	87.38	51.22
15.001 - 15.500	320	53,472,068.40	6.42	9.302	100.00	627	91.22	47.56
15.501 - 16.000	212	33,644,943.13	4.04	9.790	100.00	617	94.41	52.88
16.001 - 16.500	75	12,073,480.29	1.45	10.300	100.00	606	96.81	52.66
16.501 - 17.000	50	5,525,630.01	0.66	10.810	100.00	593	99.53	85.70
17.001 - 17.500	17	1,999,798.39	0.24	11.299	100.00	590	100.00	100.00
17.501 - 18.000	8	1,279,029.87	0.15	11.767	100.00	589	100.00	85.70
18.001 - 18.500	2	92,268.64	0.01	12.182	100.00	591	100.00	100.00
Total:	4,134	$832,270,991.61	100.00%	7.931%	100.00%	651	82.60%	64.61%

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
<= 5.500	5	$1,328,821.85	0.16%	5.425%	100.00%	720	56.38%	100.00%
5.501 - 6.000	44	11,078,824.68	1.33	5.871	100.00	716	75.51	91.59
6.001 - 6.500	141	38,710,059.03	4.65	6.367	100.00	684	78.05	93.72
6.501 - 7.000	421	104,819,651.93	12.59	6.854	100.00	674	79.12	85.65
7.001 - 7.500	725	163,900,573.69	19.69	7.340	100.00	658	79.38	74.86
7.501 - 8.000	894	182,506,204.66	21.93	7.818	100.00	652	80.21	58.71
8.001 - 8.500	712	138,790,837.13	16.68	8.311	100.00	646	82.89	50.64
8.501 - 9.000	508	83,048,799.91	9.98	8.798	100.00	635	87.38	51.22
9.001 - 9.500	320	53,472,068.40	6.42	9.302	100.00	627	91.22	47.56
9.501 - 10.000	212	33,644,943.13	4.04	9.790	100.00	617	94.41	52.88
10.001 - 10.500	75	12,073,480.29	1.45	10.300	100.00	606	96.81	52.66
10.501 - 11.000	50	5,525,630.01	0.66	10.810	100.00	593	99.53	85.70
11.001 - 11.500	17	1,999,798.39	0.24	11.299	100.00	590	100.00	100.00
11.501 - 12.000	8	1,279,029.87	0.15	11.767	100.00	589	100.00	85.70
12.001 - 12.500	2	92,268.64	0.01	12.182	100.00	591	100.00	100.00
Total:	4,134	$832,270,991.61	100.00%	7.931%	100.00%	651	82.60%	64.61%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 12	24	$7,928,416.38	0.95%	7.354%	100.00%	658	82.98%	69.51%
13 - 24	3,156	646,575,294.69	77.69	7.973	100.00	651	82.71	62.77
25 - 36	859	156,629,550.28	18.82	7.872	100.00	650	83.03	70.38
37 >=	95	21,137,730.26	2.54	7.315	100.00	673	75.81	76.24
Total:	4,134	$832,270,991.61	100.00%	7.931%	100.00%	651	82.60%	64.61%

FFML 2006-FF10 Collateral Summary – Group 1

Collateral information is as of the Cut-off Date.

Collateral Characteristics – Group 1 (continued)

Collateral characteristics are listed below as of the Cut-off Date.

Product Type*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Fully Amortizing Loans:
2/28 ARM (LIBOR)	428	$42,170,873.80	29.31%	8.352%	100.00%	628	87.55%	92.22%
Fixed Rate - 30 Year	159	13,922,297.07	9.68	8.389	0.00	636	85.78	96.89
3/27 ARM (LIBOR)	129	12,825,085.93	8.91	8.165	100.00	633	86.79	95.02
5/25 ARM (LIBOR)	7	760,677.99	0.53	7.307	100.00	661	82.37	100.00
Fixed Rate - 15 Year	4	279,254.16	0.19	7.321	0.00	670	84.26	100.00
1/29 ARM (LIBOR)	1	131,904.46	0.09	7.625	100.00	600	80.00	100.00
Subtotal (Fully Amortizing):	728	$70,090,093.41	48.72%	8.308%	79.74%	631	86.98%	93.79%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	152	$18,643,785.45	12.96%	7.956%	100.00%	631	85.28%	91.69%
3/27 ARM (LIBOR) - 30/40 Year Balloon	47	6,042,343.95	4.20	7.597	100.00	638	82.78	95.72
Fixed Rate - 30/40 Year Balloon	17	1,981,781.24	1.38	8.226	0.00	624	85.63	100.00
5/25 ARM (LIBOR) - 30/40 Year Balloon	9	1,203,292.52	0.84	7.304	100.00	676	82.60	100.00
Subtotal (Balloon):	225	$27,871,203.16	19.37%	7.869%	92.89%	634	84.65%	93.52%

Interest-Only Loans:
2/28 ARM (LIBOR)	220	$32,367,921.80	22.50%	7.629%	100.00%	638	81.80%	92.40%
3/27 ARM (LIBOR)	74	9,302,388.17	6.47	7.475	100.00	649	81.81	95.44
Fixed Rate - 30 Year	22	2,526,100.00	1.76	8.709	0.00	625	88.90	100.00
5/25 ARM (LIBOR)	11	1,575,156.16	1.09	7.211	100.00	700	79.48	100.00
Fixed Rate - 15 Year	1	136,600.00	0.09	9.625	0.00	614	100.00	100.00
Subtotal (IO Loans):	328	$45,908,166.13	31.91%	7.649%	94.20%	642	82.16%	93.71%

Total:	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%

      *If a loan is both a Balloon & Interest Only, it is grouped into the Interest Only bucket

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Interest-Only Loans:
60	317	$44,333,009.97	96.57%	7.664%	93.99%	639	82.26%	93.49%
120	11	1,575,156.16	3.43	7.211	100.00	700	79.48	100.00
Total:	328	$45,908,166.13	100.00%	7.649%	94.20%	642	82.16%	93.71%

Amortization Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
30 Year Amortization	724	$69,810,839.25	48.52%	8.312%	80.06%	631	86.99%	93.76%
Interest Only	328	45,908,166.13	31.91	7.649	94.20	642	82.16	93.71
40 Year Amortization	225	27,871,203.16	19.37	7.869	92.89	634	84.65	93.52
15 Year Amortization	4	279,254.16	0.19	7.321	0.00	670	84.26	100.00
Total:	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
0.01 - 50,000.00	59	$2,569,829.85	1.79%	9.119%	62.59%	620	90.14%	96.70%
50,000.01 - 100,000.00	544	41,864,155.74	29.10	8.496	80.72	624	87.16	96.02
100,000.01 - 150,000.00	441	53,708,499.24	37.33	7.936	88.06	636	84.64	94.77
150,000.01 - 200,000.00	163	27,978,674.59	19.45	7.663	90.63	645	83.73	88.26
200,000.01 - 250,000.00	55	12,099,715.33	8.41	7.574	98.31	643	83.60	92.20
250,000.01 - 300,000.00	12	3,331,286.41	2.32	7.182	91.90	655	79.00	92.23
300,000.01 - 350,000.00	6	1,929,301.54	1.34	7.527	84.24	639	79.24	100.00
350,000.01 - 400,000.00	1	388,000.00	0.27	7.625	100.00	601	80.00	100.00
Total:	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1st Lien	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%
Total:	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Purchase	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%
Total:	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Primary Home	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%
Total:	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	5	$415,854.16	0.29%	8.078%	0.00%	651	89.43%	100.00%
241 - 360	1,276	143,453,608.54	99.71	8.013	87.15	635	84.98	93.69
Total:	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	5	$415,854.16	0.29%	8.078%	0.00%	651	89.43%	100.00%
241 - 360	1,276	143,453,608.54	99.71	8.013	87.15	635	84.98	93.69
Total:	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
IL	76	$9,970,319.34	6.93%	7.978%	88.26%	636	85.45%	93.26%
OH	110	9,570,823.06	6.65	8.677	72.72	623	90.90	94.27
TX	98	8,499,654.34	5.91	8.130	72.21	631	82.47	89.65
FL	65	8,348,938.77	5.80	7.731	88.13	628	81.21	94.45
GA	68	8,297,339.26	5.77	8.037	87.77	629	84.91	95.09
NC	73	7,925,121.05	5.51	8.124	86.54	633	85.66	94.93
MI	75	7,557,088.22	5.25	8.523	92.74	632	88.88	92.41
UT	58	6,932,559.00	4.82	7.346	94.64	641	81.07	95.44
TN	65	6,464,333.28	4.49	8.083	66.15	638	85.36	97.57
IN	67	6,138,482.47	4.27	8.693	95.41	627	93.52	93.51
Other	526	64,164,803.91	44.60	7.863	90.27	639	83.90	93.41
Total:	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.01%	7	$815,274.67	0.57%	6.983%	30.49%	697	49.14%	100.00%
60.01 to 70.00%	11	1,102,967.06	0.77	7.277	75.97	656	65.79	95.03
70.01 to 80.00%	825	99,005,209.64	68.82	7.532	89.72	638	79.90	95.44
80.01 to 85.00%	15	1,594,912.07	1.11	8.386	88.94	596	84.47	91.92
85.01 to 90.00%	34	3,875,567.09	2.69	8.734	79.98	614	89.84	86.11
90.01 to 95.00%	45	5,104,351.63	3.55	8.670	88.68	627	94.99	92.47
95.01 to 100.00%	344	32,371,180.54	22.50	9.327	80.51	629	99.98	89.42
Total:	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%

 *Includes the loan in the securitization and any senior liens.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.01%	7	$815,274.67	0.57%	6.983%	30.49%	697	49.14%	100.00%
60.01 to 70.00%	10	947,672.06	0.66	7.425	72.03	645	65.92	94.21
70.01 to 80.00%	68	8,394,126.02	5.83	7.758	72.29	616	78.91	92.81
80.01 to 85.00%	16	1,638,091.38	1.14	8.393	89.23	597	84.36	92.14
85.01 to 90.00%	39	4,949,146.01	3.44	8.414	82.30	624	87.62	83.47
90.01 to 95.00%	64	7,705,261.86	5.36	8.288	92.50	628	89.88	92.43
95.01 to 100.00%	1,077	119,419,890.70	83.01	8.003	88.23	637	85.40	94.26
Total:	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%

*Includes all liens on the mortgaged property.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
500 - 520	1	$94,374.17	0.07%	7.750%	100.00%	512	80.00%	100.00%
521 - 540	2	128,632.60	0.09	9.374	49.73	540	80.00	100.00
541 - 560	20	1,897,960.17	1.32	9.085	93.98	548	81.28	93.92
561 - 580	40	3,773,152.74	2.62	8.771	68.27	572	81.65	100.00
581 - 600	175	17,282,381.72	12.01	9.421	80.43	591	90.43	98.63
601 - 620	362	39,125,048.63	27.19	8.203	90.73	609	84.69	99.05
621 - 640	254	28,742,478.61	19.98	7.907	88.87	629	84.46	94.50
641 - 660	161	18,627,050.67	12.95	7.744	87.06	649	85.98	85.94
661 - 680	128	15,670,967.37	10.89	7.244	82.82	669	82.97	89.26
681 - 700	47	6,056,664.75	4.21	7.309	85.61	687	84.23	86.36
701 - 720	37	5,259,726.36	3.66	7.172	96.28	709	84.92	83.88
721 - 740	22	2,705,714.34	1.88	7.070	85.30	730	83.40	86.18
741 - 760	14	1,975,657.58	1.37	6.919	96.54	749	80.83	84.95
761 - 780	10	1,663,631.73	1.16	6.793	100.00	769	85.02	100.00
781 >=	8	866,021.26	0.60	6.488	28.08	799	66.78	89.05
Total:	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Single Family	938	$98,666,499.31	68.58%	8.127%	86.32%	631	85.94%	95.25%
PUD	189	26,089,816.38	18.13	7.698	86.58	639	82.82	89.12
Condo	118	14,310,885.47	9.95	7.796	91.52	648	81.84	92.81
2-4 Family	36	4,802,261.54	3.34	8.020	86.76	651	86.68	89.69
Total:	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%

Prepayment Premium Term by Product Type ($)
Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
2 Year Hybrid	$15,271,806.74	$2,034,449.22	$61,432,017.15	$14,444,307.94	$0.00	$0.00	$93,182,581.05
3 Year Hybrid	18,907,181.80	450,858.76	232,480.00	8,579,297.49	0.00	0.00	28,169,818.05
Fixed Rate	6,574,817.21	956,581.41	98,368.67	11,216,265.18	0.00	0.00	18,846,032.47
5 Year Hybrid	1,246,592.82	0.00	235,600.00	2,056,933.85	0.00	0.00	3,539,126.67
1 Year ARM	0.00	131,904.46	0.00	0.00	0.00	0.00	131,904.46
Total:	$42,000,398.57	$3,573,793.85	$61,998,465.82	$36,296,804.46	$0.00	$0.00	$143,869,462.70

Prepayment Premium Term by Product Type ($)
Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
2 Year Hybrid	16.39%	2.18%	65.93%	15.50%	0.00%	0.00%	64.77%
3 Year Hybrid	67.12	1.60	0.83	30.46	0.00	0.00	19.58
Fixed Rate	34.89	5.08	0.52	59.52	0.00	0.00	13.10
5 Year Hybrid	35.22	0.00	6.66	58.12	0.00	0.00	2.46
1 Year ARM	0.00	100.00	0.00	0.00	0.00	0.00	0.09
Total:	29.19%	2.48%	43.09%	25.23%	0.00%	0.00%	100.00%

Prepayment Premium Description – Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
6 Mo. Int. on Amount Prepaid > 20% UPB	565	$67,451,474.76	46.88%	7.757%	87.02%	637	82.49%	95.21%
None	361	42,000,398.57	29.19	8.117	84.35	637	85.85	93.49
3% 2% 1% of UPB	194	18,228,052.23	12.67	8.405	98.05	626	89.70	94.21
3% 1% 1% of UPB	66	6,807,880.84	4.73	8.493	100.00	633	89.08	91.57
2% of UPB	48	5,388,908.73	3.75	7.924	100.00	637	84.45	74.48
Other	47	3,992,747.57	2.78	8.751	20.86	622	90.35	98.00
Total:	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Full	1,211	$134,823,022.38	93.71%	7.981%	86.34%	633	84.73%	100.00%
Stated	63	8,214,320.55	5.71	8.467	97.71	667	89.08	0.00
Limited	7	832,119.77	0.58	8.643	70.54	613	86.05	0.00
Total:	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%

Debt to Income Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Full Doc Loans:
15.01 to 20.00	1	$105,487.11	0.07%	5.625%	0.00%	810	80.00%	100.00%
20.01 to 25.00	25	1,868,135.18	1.30	8.398	91.69	629	89.38	100.00
25.01 to 30.00	55	4,455,300.26	3.10	8.666	82.55	617	88.02	100.00
30.01 to 35.00	100	9,526,972.25	6.62	8.257	78.55	629	85.41	100.00
35.01 to 40.00	135	13,699,697.40	9.52	8.169	80.98	631	85.90	100.00
40.01 to 45.00	215	22,149,575.42	15.40	8.041	87.82	630	84.76	100.00
45.01 to 50.00	301	34,988,736.58	24.32	8.228	87.34	630	86.21	100.00
50.01 to 55.00	379	48,029,118.18	33.38	7.591	88.35	639	82.71	100.00
Subtotal (Full Doc):	1,211	$134,823,022.38	93.71%	7.981%	86.34%	633	84.73%	100.00%

Non-Full Doc Loans:
20.01 to 25.00	2	$128,506.08	0.09%	8.201%	53.94%	697	80.00%	0.00%
25.01 to 30.00	1	54,850.90	0.04	8.000	100.00	657	68.75	0.00
30.01 to 35.00	3	290,378.98	0.20	8.397	100.00	661	83.21	0.00
35.01 to 40.00	16	1,872,956.25	1.30	8.925	91.04	652	95.24	0.00
40.01 to 45.00	16	2,163,977.45	1.50	8.206	97.73	665	83.99	0.00
45.01 to 50.00	30	4,213,482.06	2.93	8.503	96.27	667	90.01	0.00
50.01 to 55.00	2	322,288.60	0.22	7.785	100.00	629	80.00	0.00
Subtotal (Non-Full Doc):	70	$9,046,440.32	6.29%	8.483%	95.21%	662	88.81%	0.00%

Total:	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Adjustable Rate Loans:
5.501 to 6.000	12	$1,971,570.79	1.37%	5.849%	100.00%	707	78.95%	100.00%
6.001 to 6.500	44	6,598,009.04	4.59	6.368	100.00	688	79.43	100.00
6.501 to 7.000	117	16,120,576.92	11.21	6.857	100.00	663	80.24	100.00
7.001 to 7.500	204	26,053,895.22	18.11	7.328	100.00	642	80.77	96.00
7.501 to 8.000	231	27,644,271.40	19.21	7.817	100.00	630	82.07	93.83
8.001 to 8.500	145	15,953,076.71	11.09	8.323	100.00	624	84.03	85.15
8.501 to 9.000	111	11,368,690.63	7.90	8.809	100.00	619	91.27	83.96
9.001 to 9.500	90	8,123,410.75	5.65	9.320	100.00	609	95.68	89.76
9.501 to 10.000	64	5,769,455.66	4.01	9.798	100.00	604	96.80	86.74
10.001 to 10.500	22	2,295,686.85	1.60	10.304	100.00	597	100.00	96.73
10.501 to 11.000	25	1,907,584.85	1.33	10.785	100.00	592	99.75	100.00
Greater than 11.000	13	1,217,201.41	0.85	11.377	100.00	589	100.00	100.00
Subtotal (ARM Loans):	1,078	$125,023,430.23	86.90%	7.953%	100.00%	635	84.80%	93.11%

Fixed Rate Loans:
5.501 to 6.000	4	$564,506.48	0.39%	5.724%	0.00%	787	65.73%	100.00%
6.001 to 6.500	8	1,036,445.10	0.72	6.296	0.00	691	74.12	100.00
6.501 to 7.000	10	1,262,303.63	0.88	6.823	0.00	667	79.86	100.00
7.001 to 7.500	15	1,648,661.26	1.15	7.322	0.00	647	80.65	100.00
7.501 to 8.000	30	3,306,548.37	2.30	7.816	0.00	633	82.51	100.00
8.001 to 8.500	32	2,593,186.27	1.80	8.353	0.00	634	82.58	96.92
8.501 to 9.000	37	3,121,030.42	2.17	8.829	0.00	614	89.45	98.10
9.001 to 9.500	23	1,770,340.58	1.23	9.321	0.00	608	94.12	91.12
9.501 to 10.000	24	1,810,013.18	1.26	9.819	0.00	612	96.45	95.14
10.001 to 10.500	8	688,307.25	0.48	10.327	0.00	598	97.25	100.00
10.501 to 11.000	7	518,735.34	0.36	10.773	0.00	599	98.58	90.53
Greater than 11.000	5	525,954.59	0.37	11.379	0.00	592	100.00	100.00
Subtotal (Fixed Rate):	203	$18,846,032.47	13.10%	8.408%	0.00%	634	86.26%	97.70%

Total:	1,281	$143,869,462.70	100.00%	8.013%	86.90%	635	84.99%	93.71%

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
4.501 – 5.000	16	$2,286,922.95	1.83%	7.230%	100.00%	631	80.00%	80.99%
5.001 – 5.500	633	78,395,317.44	62.70	7.436	100.00	640	79.73	97.91
5.501 – 6.000	100	11,647,219.51	9.32	8.184	100.00	622	84.57	84.43
6.001 – 6.500	293	29,568,701.68	23.65	9.147	100.00	627	97.66	88.00
6.501 – 7.000	23	2,170,264.06	1.74	9.139	100.00	647	92.42	63.15
7.001 – 7.500	11	830,133.45	0.66	9.576	100.00	658	100.00	54.65
7.501 – 8.000	2	124,871.14	0.10	10.590	100.00	616	100.00	100.00
Total:	1,078	$125,023,430.23	100.00%	7.953%	100.00%	635	84.80%	93.11%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
2.000	1	$131,904.46	0.11%	7.625%	100.00%	600	80.00%	100.00%
3.000	1,077	124,891,525.77	99.89	7.954	100.00	635	84.80	93.10
Total:	1,078	$125,023,430.23	100.00%	7.953%	100.00%	635	84.80%	93.11%

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1.000	1,078	$125,023,430.23	100.00%	7.953%	100.00%	635	84.80%	93.11%
Total:	1,078	$125,023,430.23	100.00%	7.953%	100.00%	635	84.80%	93.11%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
11.501 – 12.000	12	$1,971,570.79	1.58%	5.849%	100.00%	707	78.95%	100.00%
12.001 – 12.500	44	6,598,009.04	5.28	6.368	100.00	688	79.43	100.00
12.501 – 13.000	117	16,120,576.92	12.89	6.857	100.00	663	80.24	100.00
13.001 – 13.500	204	26,053,895.22	20.84	7.328	100.00	642	80.77	96.00
13.501 – 14.000	231	27,644,271.40	22.11	7.817	100.00	630	82.07	93.83
14.001 – 14.500	145	15,953,076.71	12.76	8.323	100.00	624	84.03	85.15
14.501 – 15.000	111	11,368,690.63	9.09	8.809	100.00	619	91.27	83.96
15.001 – 15.500	90	8,123,410.75	6.50	9.320	100.00	609	95.68	89.76
15.501 – 16.000	64	5,769,455.66	4.61	9.798	100.00	604	96.80	86.74
16.001 – 16.500	22	2,295,686.85	1.84	10.304	100.00	597	100.00	96.73
16.501 – 17.000	25	1,907,584.85	1.53	10.785	100.00	592	99.75	100.00
17.001 – 17.500	11	1,028,458.12	0.82	11.303	100.00	589	100.00	100.00
17.501 – 18.000	2	188,743.29	0.15	11.782	100.00	587	100.00	100.00
Total:	1,078	$125,023,430.23	100.00%	7.953%	100.00%	635	84.80%	93.11%

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
5.501 – 6.000	12	$1,971,570.79	1.58%	5.849%	100.00%	707	78.95%	100.00%
6.001 – 6.500	44	6,598,009.04	5.28	6.368	100.00	688	79.43	100.00
6.501 – 7.000	117	16,120,576.92	12.89	6.857	100.00	663	80.24	100.00
7.001 – 7.500	204	26,053,895.22	20.84	7.328	100.00	642	80.77	96.00
7.501 – 8.000	231	27,644,271.40	22.11	7.817	100.00	630	82.07	93.83
8.001 – 8.500	145	15,953,076.71	12.76	8.323	100.00	624	84.03	85.15
8.501 – 9.000	111	11,368,690.63	9.09	8.809	100.00	619	91.27	83.96
9.001 – 9.500	90	8,123,410.75	6.50	9.320	100.00	609	95.68	89.76
9.501 – 10.000	64	5,769,455.66	4.61	9.798	100.00	604	96.80	86.74
10.001 – 10.500	22	2,295,686.85	1.84	10.304	100.00	597	100.00	96.73
10.501 – 11.000	25	1,907,584.85	1.53	10.785	100.00	592	99.75	100.00
11.001 – 11.500	11	1,028,458.12	0.82	11.303	100.00	589	100.00	100.00
11.501 – 12.000	2	188,743.29	0.15	11.782	100.00	587	100.00	100.00
Total:	1,078	$125,023,430.23	100.00%	7.953%	100.00%	635	84.80%	93.11%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 – 12	1	$131,904.46	0.11%	7.625%	100.00%	600	80.00%	100.00%
13 – 24	800	93,182,581.05	74.53	8.022	100.00	632	85.10	92.18
25 – 36	250	28,169,818.05	22.53	7.815	100.00	639	84.29	95.31
37 >=	27	3,539,126.67	2.83	7.263	100.00	683	81.16	100.00
Total:	1,078	$125,023,430.23	100.00%	7.953%	100.00%	635	84.80%	93.11%

FFML 2006-FF10 Collateral Summary – Group 2

Collateral information is as of the Cut-off Date.

Collateral Characteristics – Group 2 (continued)

Collateral characteristics are listed below as of the Cut-off Date.

Product Type*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Fully Amortizing Loans:
2/28 ARM (LIBOR)	1,075	$175,025,088.17	20.83%	8.252%	100.00%	642	84.57%	57.64%
Fixed Rate - 30 Year	654	96,229,434.29	11.45	7.788	0.00	659	77.38	76.63
3/27 ARM (LIBOR)	307	53,394,905.18	6.36	8.095	100.00	643	84.08	63.68
5/25 ARM (LIBOR)	31	9,083,294.13	1.08	7.326	100.00	666	75.45	76.10
Fixed Rate - 15 Year	49	4,990,070.87	0.59	7.274	0.00	653	69.01	70.33
1/29 ARM (LIBOR)	8	2,642,334.91	0.31	8.351	100.00	661	86.60	35.83
6 Month ARM (LIBOR)	3	811,177.01	0.10	7.232	100.00	596	80.33	52.95
Fixed Rate - 20 Year	2	98,081.60	0.01	8.316	0.00	739	81.29	100.00
Subtotal (Fully Amortizing):	2,129	$342,274,386.16	40.74%	8.057%	70.40%	648	82.01%	64.43%

Balloon Loans:
2/28 ARM (LIBOR) - 30/40 Year Balloon	459	$112,498,537.05	13.39%	8.091%	100.00%	642	83.14%	51.94%
3/27 ARM (LIBOR) - 30/40 Year Balloon	93	18,976,628.73	2.26	8.069	100.00	647	82.92	53.69
Fixed Rate - 30/40 Year Balloon	75	16,953,948.85	2.02	8.072	0.00	652	81.17	68.63
5/25 ARM (LIBOR) - 30/40 Year Balloon	9	1,456,052.41	0.17	7.803	100.00	628	82.97	83.93
2/18 ARM (LIBOR) - 20/40 Year Balloon	1	201,908.45	0.02	6.375	100.00	692	80.00	100.00
Fixed Rate - 15/30 Year Balloon	1	97,771.97	0.01	8.750	0.00	607	72.59	100.00
Subtotal (Balloon):	638	$150,184,847.46	17.88%	8.082%	88.65%	644	82.87%	54.45%

Interest-Only Loans:
2/28 ARM (LIBOR)	819	$264,732,448.24	31.51%	7.723%	100.00%	667	80.46%	60.25%
3/27 ARM (LIBOR)	210	56,889,430.05	6.77	7.618	100.00	662	81.53	70.30
Fixed Rate - 30 Year	66	13,638,939.57	1.62	8.315	0.00	613	82.89	93.32
5/25 ARM (LIBOR)	28	7,059,257.05	0.84	7.227	100.00	688	72.10	62.94
6 Month ARM (LIBOR)	12	4,343,000.00	0.52	6.762	100.00	670	81.35	92.17
Fixed Rate - 15/30 Year Balloon	2	674,800.00	0.08	7.930	0.00	568	74.56	100.00
Fixed Rate - 15 Year	3	229,600.00	0.03	7.914	0.00	657	74.87	100.00
3/27 ARM (LIBOR) - 30/40 Year Balloon	1	133,500.00	0.02	7.125	100.00	602	63.88	100.00
Subtotal (IO Loans):	1,141	$347,700,974.91	41.39%	7.708%	95.82%	664	80.55%	63.76%

Total:	3,908	$840,160,208.53	100.00%	7.917%	84.18%	654	81.56%	62.37%

      *If a loan is both a Balloon & Interest Only, it is grouped into the Interest Only bucket

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Interest-Only Loans:
60	1,113	$340,641,717.86	97.97%	7.717%	95.73%	664	80.73%	63.78%
120	28	7,059,257.05	2.03	7.227	100.00	688	72.10	62.94
Total:	1,141	$347,700,974.91	100.00%	7.708%	95.82%	664	80.55%	63.76%

Amortization Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Interest Only	1,141	$347,700,974.91	41.39%	7.708%	95.82%	664	80.55%	63.76%
30 Year Amortization	2,079	337,284,005.66	40.15	8.068	71.44	648	82.20	64.34
40 Year Amortization	637	150,087,075.49	17.86	8.081	88.70	644	82.88	54.42
15 Year Amortization	49	4,990,070.87	0.59	7.274	0.00	653	69.01	70.33
20 Year Amortization	2	98,081.60	0.01	8.316	0.00	739	81.29	100.00
Total:	3,908	$840,160,208.53	100.00%	7.917%	84.18%	654	81.56%	62.37%

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
0.01 - 50,000.00	170	$6,970,704.44	0.83%	8.885%	57.15%	628	82.04%	87.59%
50,000.01 - 100,000.00	725	55,380,864.64	6.59	8.497	65.80	635	83.02	72.74
100,000.01 - 150,000.00	813	102,238,581.17	12.17	8.091	75.36	640	82.27	65.23
150,000.01 - 200,000.00	700	122,532,519.36	14.58	8.059	79.86	642	81.12	63.47
200,000.01 - 250,000.00	420	94,041,654.45	11.19	7.893	86.50	647	82.06	62.31
250,000.01 - 300,000.00	311	84,990,194.89	10.12	7.840	84.32	657	82.12	64.52
300,000.01 - 350,000.00	213	68,980,782.93	8.21	7.865	86.36	656	82.05	51.41
350,000.01 - 400,000.00	135	50,861,704.01	6.05	7.758	91.06	661	81.00	50.98
400,000.01 - 450,000.00	98	41,721,146.54	4.97	7.830	90.01	674	82.15	44.02
450,000.01 - 500,000.00	70	33,473,011.97	3.98	7.778	92.92	668	81.75	57.04
500,000.01 - 550,000.00	65	34,075,411.44	4.06	7.810	89.32	660	82.57	52.57
550,000.01 - 600,000.00	44	25,349,376.39	3.02	7.988	93.26	648	83.36	49.78
600,000.01 - 650,000.00	31	19,441,452.14	2.31	8.111	93.41	646	82.80	71.10
650,000.01 >=	113	100,102,804.16	11.91	7.443	92.04	682	78.19	76.42
Total:	3,908	$840,160,208.53	100.00%	7.917%	84.18%	654	81.56%	62.37%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1st Lien	3,908	$840,160,208.53	100.00%	7.917%	84.18%	654	81.56%	62.37%
Total:	3,908	$840,160,208.53	100.00%	7.917%	84.18%	654	81.56%	62.37%

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Purchase	2,234	$506,267,731.78	60.26%	7.837%	92.20%	667	82.82%	58.68%
Cash Out Refinance	1,486	299,176,677.67	35.61	8.098	74.01	632	80.28	65.91
Rate/Term Refinance	188	34,715,799.08	4.13	7.514	54.85	662	74.23	85.72
Total:	3,908	$840,160,208.53	100.00%	7.917%	84.18%	654	81.56%	62.37%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Primary Home	3,676	$808,703,637.21	96.26%	7.908%	84.11%	653	81.50%	61.41%
Investment	200	25,441,669.99	3.03	8.095	83.91	699	82.98	88.75
Second Home	32	6,014,901.33	0.72	8.366	94.99	656	83.64	80.24
Total:	3,908	$840,160,208.53	100.00%	7.917%	84.18%	654	81.56%	62.37%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	55	$5,992,242.84	0.71%	7.396%	0.00%	643	69.92%	75.29%
181 - 240	3	299,990.05	0.04	7.010	67.31	707	80.42	100.00
241 - 360	3,850	833,867,975.64	99.25	7.921	84.79	654	81.65	62.26
Total:	3,908	$840,160,208.53	100.00%	7.917%	84.18%	654	81.56%	62.37%

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 180	55	$5,992,242.84	0.71%	7.396%	0.00%	643	69.92%	75.29%
181 - 240	3	299,990.05	0.04	7.010	67.31	707	80.42	100.00
241 - 360	3,850	833,867,975.64	99.25	7.921	84.79	654	81.65	62.26
Total:	3,908	$840,160,208.53	100.00%	7.917%	84.18%	654	81.56%	62.37%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
CA	554	$224,091,147.27	26.67%	7.471%	89.63%	669	78.15%	66.54%
FL	367	83,162,231.87	9.90	7.954	87.94	652	80.15	56.85
IL	274	52,129,227.72	6.20	8.378	70.47	643	84.46	47.71
NY	160	40,171,235.53	4.78	7.966	87.64	665	82.03	39.58
TX	249	35,545,802.15	4.23	7.795	63.86	648	81.12	65.83
GA	161	30,744,644.28	3.66	7.990	86.83	648	82.77	65.38
NJ	101	28,011,632.05	3.33	8.255	90.20	654	83.94	45.66
MA	86	24,364,055.26	2.90	7.891	86.54	665	79.06	45.49
MI	161	23,202,904.03	2.76	8.274	90.47	650	85.65	55.52
AZ	90	21,741,790.48	2.59	7.756	90.78	647	76.74	76.89
Other	1,705	276,995,537.89	32.97	8.130	81.17	645	84.07	68.55
Total:	3,908	$840,160,208.53	100.00%	7.917%	84.18%	654	81.56%	62.37%

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.01%	188	$33,745,127.91	4.02%	7.062%	46.20%	669	48.74%	76.69%
60.01 to 70.00%	191	41,928,599.16	4.99	7.333	70.83	642	66.47	73.54
70.01 to 80.00%	2,198	527,153,686.24	62.74	7.585	88.96	661	79.44	62.17
80.01 to 85.00%	214	35,830,329.35	4.26	8.461	77.42	609	84.30	78.31
85.01 to 90.00%	370	68,345,724.76	8.13	8.677	82.16	622	89.65	71.04
90.01 to 95.00%	225	44,762,289.61	5.33	8.638	79.33	661	94.63	59.32
95.01 to 100.00%	522	88,394,451.50	10.52	9.326	83.24	654	99.91	41.16
Total:	3,908	$840,160,208.53	100.00%	7.917%	84.18%	654	81.56%	62.37%

 *Includes the loan in the securitization and any senior liens.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
First Lien Loans:
Less than 60.01%	187	$33,642,025.77	4.00%	7.057%	46.03%	669	48.72%	76.92%
60.01 to 70.00%	183	37,918,707.50	4.51	7.342	69.67	639	66.49	72.32
70.01 to 80.00%	583	116,547,208.15	13.87	7.688	70.87	634	77.61	69.05
80.01 to 85.00%	214	36,148,060.87	4.30	8.445	76.97	609	84.23	78.11
85.01 to 90.00%	423	93,748,137.41	11.16	8.348	84.07	632	86.56	74.87
90.01 to 95.00%	293	67,818,158.18	8.07	8.236	84.21	662	89.36	64.86
95.01 to 100.00%	2,025	454,337,910.65	54.08	7.908	92.22	666	83.86	54.55
Total:	3,908	$840,160,208.53	100.00%	7.917%	84.18%	654	81.56%	62.37%

*Includes all liens on the mortgaged property.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
500 - 520	1	$68,004.13	0.01%	8.500%	0.00%	515	68.99%	0.00%
521 - 540	13	2,334,611.35	0.28	8.787	52.38	540	71.45	100.00
541 - 560	162	24,680,036.35	2.94	8.721	66.39	550	75.47	85.55
561 - 580	233	36,447,297.63	4.34	8.704	79.97	572	79.14	78.16
581 - 600	332	57,089,945.46	6.80	8.767	81.43	591	84.68	82.17
601 - 620	563	102,958,424.32	12.25	8.245	84.90	610	82.52	80.50
621 - 640	502	106,777,766.80	12.71	8.144	85.74	630	83.10	71.14
641 - 660	706	157,787,762.11	18.78	7.900	88.64	650	82.15	50.59
661 - 680	522	119,283,746.95	14.20	7.604	85.33	669	82.02	53.97
681 - 700	308	78,646,569.52	9.36	7.570	87.68	691	81.62	50.30
701 - 720	203	57,675,768.93	6.86	7.467	83.61	710	80.98	46.89
721 - 740	156	41,527,231.65	4.94	7.249	87.27	730	80.42	55.58
741 - 760	93	29,253,102.64	3.48	7.277	75.03	750	78.38	59.08
761 - 780	64	14,637,882.80	1.74	7.257	80.33	771	78.88	53.57
781 >=	50	10,992,057.89	1.31	7.187	57.16	794	70.90	66.33
Total:	3,908	$840,160,208.53	100.00%	7.917%	84.18%	654	81.56%	62.37%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Single Family	2,892	$563,458,753.14	67.07%	7.967%	82.16%	650	81.79%	62.82%
PUD	584	166,335,618.01	19.80	7.730	87.11	656	80.76	69.22
Condo	232	56,812,358.57	6.76	7.968	89.93	667	81.49	55.34
2-4 Family	200	53,553,478.81	6.37	7.912	90.18	672	81.68	43.78
Total:	3,908	$840,160,208.53	100.00%	7.917%	84.18%	654	81.56%	62.37%

Prepayment Premium Term by Product Type ($)
Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
2 Year Hybrid	$119,060,306.61	$34,497,442.06	$348,279,203.46	$50,621,029.78	$0.00	$0.00	$552,457,981.91
Fixed Rate	56,494,385.47	3,874,727.95	1,738,803.25	70,804,730.48	0.00	0.00	132,912,647.15
3 Year Hybrid	72,694,837.76	5,903,949.00	1,111,986.64	49,683,690.56	0.00	0.00	129,394,463.96
5 Year Hybrid	7,103,942.86	0.00	537,053.53	9,957,607.20	0.00	0.00	17,598,603.59
6 Month ARM	1,828,019.29	0.00	2,896,600.00	429,557.72	0.00	0.00	5,154,177.01
1 Year ARM	2,373,669.64	268,665.27	0.00	0.00	0.00	0.00	2,642,334.91
Total:	$259,555,161.63	$44,544,784.28	$354,563,646.88	$181,496,615.74	$0.00	$0.00	$840,160,208.53

Prepayment Premium Term by Product Type (%)
Amortization Type	No Premium	1 – 12 Months	13 – 24 Months	25 – 36 Months	37 – 48 Months	49 – 60 Months	Total
2 Year Hybrid	21.55%	6.24%	63.04%	9.16%	0.00%	0.00%	65.76%
Fixed Rate	42.50%	2.92	1.31	53.27	0.00	0.00	15.82
3 Year Hybrid	56.18	4.56	0.86	38.40	0.00	0.00	15.40
5 Year Hybrid	40.37	0.00	3.05	56.58	0.00	0.00	2.09
6 Month ARM	35.47	0.00	56.20	8.33	0.00	0.00	0.61
1 Year ARM	89.83	10.17	0.00	0.00	0.00	0.00	0.31
Total:	30.89%	5.30%	42.20%	21.60%	0.00%	0.00%	100.00%

Prepayment Premium Description – Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
6 Mo. Int. on Amount Prepaid > 20% UPB	1,928	$473,504,702.29	56.36%	7.698%	87.74%	656	80.33%	65.47%
None	1,182	259,555,161.63	30.89	8.133	78.23	657	81.82	56.93
3% 2% 1% of UPB	360	43,986,484.13	5.24	8.362	90.77	636	87.75	61.42
2% of UPB	144	23,918,365.68	2.85	8.274	85.34	636	84.49	60.30
3% 1% 1% of UPB	137	20,365,256.05	2.42	8.239	100.00	649	86.16	55.25
Other	157	18,830,238.75	2.24	8.584	42.57	639	85.86	71.93
Total:	3,908	$840,160,208.53	100.00%	7.917%	84.18%	654	81.56%	62.37%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Full	2,549	$524,002,867.91	62.37%	7.692%	80.40%	646	80.55%	100.00%
Stated	1,336	310,860,135.51	37.00	8.294	90.45	668	83.27	0.00
Limited	23	5,297,205.11	0.63	7.989	90.14	654	81.50	0.00
Total:	3,908	$840,160,208.53	100.00%	7.917%	84.18%	654	81.56%	62.37%

Debt to Income Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Full Doc Loans:
0.01 to 5.00	6	$2,590,541.16	0.31%	7.698%	73.64%	712	70.35%	100.00%
5.01 to 10.00	10	3,380,413.53	0.40	8.144	84.32	644	84.18	100.00
10.01 to 15.00	31	5,503,720.53	0.66	7.437	81.38	685	76.16	100.00
15.01 to 20.00	67	13,106,655.63	1.56	7.719	62.41	642	78.95	100.00
20.01 to 25.00	124	22,007,429.91	2.62	7.598	70.82	649	77.98	100.00
25.01 to 30.00	167	29,547,426.15	3.52	7.679	75.11	652	78.93	100.00
30.01 to 35.00	289	52,080,649.15	6.20	7.740	77.15	648	79.16	100.00
35.01 to 40.00	330	62,433,622.28	7.43	7.723	76.51	643	80.23	100.00
40.01 to 45.00	450	93,545,054.27	11.13	7.709	78.27	644	81.00	100.00
45.01 to 50.00	522	111,381,918.12	13.26	7.761	85.30	640	81.19	100.00
50.01 to 55.00	552	128,259,851.87	15.27	7.601	85.57	648	81.65	100.00
55.01 to 60.00	1	165,585.31	0.02	7.375	100.00	635	79.96	100.00
Subtotal (Full Doc):	2,549	$524,002,867.91	62.37%	7.692%	80.40%	646	80.55%	100.00%

Non-Full Doc Loans:
10.01 to 15.00	3	$231,269.06	0.03%	8.234%	100.00%	660	80.00%	0.00%
15.01 to 20.00	14	2,267,117.58	0.27	8.875	78.95	667	83.09	0.00
20.01 to 25.00	40	7,352,537.69	0.88	8.258	79.03	646	78.54	0.00
25.01 to 30.00	69	11,327,547.62	1.35	8.370	79.69	663	82.75	0.00
30.01 to 35.00	114	22,545,022.04	2.68	8.247	87.28	658	81.67	0.00
35.01 to 40.00	206	42,536,044.03	5.06	8.285	91.33	668	82.19	0.00
40.01 to 45.00	345	77,536,469.09	9.23	8.259	91.82	671	82.62	0.00
45.01 to 50.00	499	137,098,444.09	16.32	8.241	94.06	672	83.74	0.00
50.01 to 55.00	69	15,262,889.42	1.82	8.816	68.31	641	89.89	0.00
Subtotal (Non-Full Doc):	1,359	$316,157,340.62	37.63%	8.289%	90.45%	668	83.24%	0.00%

Total:	3,908	$840,160,208.53	100.00%	7.917%	84.18%	654	81.56%	62.37%

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
Adjustable Rate Loans:
Less than 5.501	5	$1,328,821.85	0.16%	5.425%	100.00%	720	56.38%	100.00%
5.501 to 6.000	32	9,107,253.89	1.08	5.876	100.00	718	74.76	89.76
6.001 to 6.500	97	32,112,049.99	3.82	6.367	100.00	683	77.77	92.43
6.501 to 7.000	304	88,699,075.01	10.56	6.854	100.00	676	78.91	83.05
7.001 to 7.500	521	137,846,678.47	16.41	7.342	100.00	661	79.12	70.86
7.501 to 8.000	663	154,861,933.26	18.43	7.818	100.00	656	79.87	52.44
8.001 to 8.500	567	122,837,760.42	14.62	8.309	100.00	649	82.74	46.16
8.501 to 9.000	397	71,680,109.28	8.53	8.797	100.00	638	86.77	46.03
9.001 to 9.500	230	45,348,657.65	5.40	9.299	100.00	631	90.42	40.00
9.501 to 10.000	148	27,875,487.47	3.32	9.789	100.00	619	93.92	45.87
10.001 to 10.500	53	9,777,793.44	1.16	10.299	100.00	608	96.07	42.31
10.501 to 11.000	25	3,618,045.16	0.43	10.824	100.00	594	99.41	78.16
Greater than 11.000	14	2,153,895.49	0.26	11.570	100.00	590	100.00	91.51
Subtotal (ARM Loans):	3,056	$707,247,561.38	84.18%	7.927%	100.00%	654	82.21%	59.57%

Fixed Rate Loans:
Less than 5.501	11	$2,832,148.60	0.34%	5.325%	0.00%	760	52.12%	100.00%
5.501 to 6.000	35	9,020,755.31	1.07	5.862	0.00	748	59.58	100.00
6.001 to 6.500	51	13,852,417.71	1.65	6.300	0.00	712	69.15	91.68
6.501 to 7.000	74	14,965,425.11	1.78	6.819	0.00	677	72.70	86.66
7.001 to 7.500	82	13,947,583.03	1.66	7.335	0.00	657	75.63	92.90
7.501 to 8.000	132	19,972,194.53	2.38	7.822	0.00	632	75.81	79.14
8.001 to 8.500	130	15,871,576.21	1.89	8.317	0.00	625	80.16	76.42
8.501 to 9.000	133	16,580,088.34	1.97	8.793	0.00	618	86.12	73.67
9.001 to 9.500	92	11,929,601.65	1.42	9.315	0.00	616	90.02	52.39
9.501 to 10.000	65	7,532,731.88	0.90	9.752	0.00	608	91.55	50.01
10.001 to 10.500	35	5,192,066.67	0.62	10.287	0.00	628	95.82	26.92
10.501 to 11.000	7	845,293.70	0.10	10.739	0.00	596	97.14	48.31
Greater than 11.000	5	370,764.41	0.04	11.315	0.00	594	100.00	71.15
Subtotal (Fixed Rate):	852	$132,912,647.15	15.82%	7.861%	0.00%	653	78.10%	77.28%

Total:	3,908	$840,160,208.53	100.00%	7.917%	84.18%	654	81.56%	62.37%

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
<= 3.000	4	$2,196,605.77	0.31%	7.536%	100.00%	737	82.20%	61.50%
4.501 - 5.000	106	37,230,531.10	5.26	6.919	100.00	662	77.65	60.89
5.001 - 5.500	1,838	446,475,189.34	63.13	7.625	100.00	659	78.31	59.48
5.501 - 6.000	479	103,167,793.84	14.59	8.373	100.00	629	85.67	70.81
6.001 - 6.500	562	107,508,442.68	15.20	8.999	100.00	658	95.67	48.85
6.501 - 7.000	50	7,906,948.95	1.12	9.004	100.00	635	91.15	49.17
7.001 - 7.500	14	2,560,410.46	0.36	9.188	100.00	632	96.10	80.62
7.501 - 8.000	3	201,639.24	0.03	10.461	100.00	596	94.21	100.00
Total:	3,056	$707,247,561.38	100.00%	7.927%	100.00%	654	82.21%	59.57%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1.000	15	$5,154,177.01	0.73%	6.836%	100.00%	659	81.19%	86.00%
2.000	8	2,642,334.91	0.37	8.351	100.00	661	86.60	35.83
3.000	3,033	699,451,049.46	98.90	7.934	100.00	654	82.20	59.46
Total:	3,056	$707,247,561.38	100.00%	7.927%	100.00%	654	82.21%	59.57%

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1.000	3,056	$707,247,561.38	100.00%	7.927%	100.00%	654	82.21%	59.57%
Total:	3,056	$707,247,561.38	100.00%	7.927%	100.00%	654	82.21%	59.57%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
11.001 - 11.500	5	$1,328,821.85	0.19%	5.425%	100.00%	720	56.38%	100.00%
11.501 - 12.000	32	9,107,253.89	1.29	5.876	100.00	718	74.76	89.76
12.001 - 12.500	97	32,112,049.99	4.54	6.367	100.00	683	77.77	92.43
12.501 - 13.000	304	88,699,075.01	12.54	6.854	100.00	676	78.91	83.05
13.001 - 13.500	521	137,846,678.47	19.49	7.342	100.00	661	79.12	70.86
13.501 - 14.000	663	154,861,933.26	21.90	7.818	100.00	656	79.87	52.44
14.001 - 14.500	567	122,837,760.42	17.37	8.309	100.00	649	82.74	46.16
14.501 - 15.000	397	71,680,109.28	10.14	8.797	100.00	638	86.77	46.03
15.001 - 15.500	230	45,348,657.65	6.41	9.299	100.00	631	90.42	40.00
15.501 - 16.000	148	27,875,487.47	3.94	9.789	100.00	619	93.92	45.87
16.001 - 16.500	53	9,777,793.44	1.38	10.299	100.00	608	96.07	42.31
16.501 - 17.000	25	3,618,045.16	0.51	10.824	100.00	594	99.41	78.16
17.001 - 17.500	6	971,340.27	0.14	11.294	100.00	591	100.00	100.00
17.501 - 18.000	6	1,090,286.58	0.15	11.764	100.00	590	100.00	83.22
18.001 - 18.500	2	92,268.64	0.01	12.182	100.00	591	100.00	100.00
Total:	3,056	$707,247,561.38	100.00%	7.927%	100.00%	654	82.21%	59.57%

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
<= 5.500	5	$1,328,821.85	0.19%	5.425%	100.00%	720	56.38%	100.00%
5.501 - 6.000	32	9,107,253.89	1.29	5.876	100.00	718	74.76	89.76
6.001 - 6.500	97	32,112,049.99	4.54	6.367	100.00	683	77.77	92.43
6.501 - 7.000	304	88,699,075.01	12.54	6.854	100.00	676	78.91	83.05
7.001 - 7.500	521	137,846,678.47	19.49	7.342	100.00	661	79.12	70.86
7.501 - 8.000	663	154,861,933.26	21.90	7.818	100.00	656	79.87	52.44
8.001 - 8.500	567	122,837,760.42	17.37	8.309	100.00	649	82.74	46.16
8.501 - 9.000	397	71,680,109.28	10.14	8.797	100.00	638	86.77	46.03
9.001 - 9.500	230	45,348,657.65	6.41	9.299	100.00	631	90.42	40.00
9.501 - 10.000	148	27,875,487.47	3.94	9.789	100.00	619	93.92	45.87
10.001 - 10.500	53	9,777,793.44	1.38	10.299	100.00	608	96.07	42.31
10.501 - 11.000	25	3,618,045.16	0.51	10.824	100.00	594	99.41	78.16
11.001 - 11.500	6	971,340.27	0.14	11.294	100.00	591	100.00	100.00
11.501 - 12.000	6	1,090,286.58	0.15	11.764	100.00	590	100.00	83.22
12.001 - 12.500	2	92,268.64	0.01	12.182	100.00	591	100.00	100.00
Total:	3,056	$707,247,561.38	100.00%	7.927%	100.00%	654	82.21%	59.57%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)
1 - 12	23	$7,796,511.92	1.10%	7.349%	100.00%	659	83.03%	69.00%
13 - 24	2,356	553,392,713.64	78.25	7.964	100.00	654	82.31	57.82
25 - 36	609	128,459,732.23	18.16	7.885	100.00	653	82.76	64.91
37 >=	68	17,598,603.59	2.49	7.325	100.00	671	74.73	71.47
Total:	3,056	$707,247,561.38	100.00%	7.927%	100.00%	654	82.21%	59.57%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.